                                                                   EXHIBIT 10.14



                                 $150,000,000

                     SENIOR SUBORDINATED CREDIT AGREEMENT

                                  dated as of

                              September 30, 1998

                                     among

                         ADVANCED GLASSFIBER YARNS LLC
                               AGY CAPITAL CORP.
                                 as Borrowers,

                             CERTAIN SUBSIDIARIES
                        FROM TIME TO TIME PARTY HERETO,
                                as Guarantors,

                          THE LENDERS PARTIES HERETO

                                      AND

                          FIRST UNION INVESTORS, INC.

                           WARBURG DILLON READ LLC,
                                 as Co-Agents

                                                         TABLE OF CONTENTS

                                                                                                                  Page
SECTION 1 DEFINITIONS..........................................................................................   1

         1.1 Certain Defined Terms.............................................................................   1
         1.2 Accounting Terms..................................................................................  28
         1.3 Other Definitional Provisions.....................................................................  28

SECTION 2 AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND LOANS; BRIDGE NOTES...................................  28

         2.1 Bridge Loan and Bridge Note.......................................................................  28
         2.2 Interest on the Bridge Loan.......................................................................  30
         2.3 Fees..............................................................................................  31
         2.4 Prepayments and Payments..........................................................................  31
         2.5 Use of Proceeds...................................................................................  35

SECTION 3 CONDITIONS...........................................................................................  35

         3.1 Conditions to Bridge Loan.........................................................................  35

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS......................................................  41

         4.1 Organization and Good Standing; Capitalization....................................................  41
         4.2 Authorization and Power...........................................................................  41
         4.3 No Conflicts or Consents..........................................................................  41
         4.4 Enforceable Obligations...........................................................................  42
         4.5 Properties; Liens.................................................................................  42
         4.6 Financial Condition...............................................................................  43
         4.7 Full Disclosure...................................................................................  44
         4.8 No Default........................................................................................  44
         4.9 Compliance with Contracts, Etc....................................................................  44
         4.10 No Litigation....................................................................................  45
         4.11 Use of Proceeds; Margin Stock, Etc...............................................................  45
         4.12 Taxes............................................................................................  45
         4.13 ERISA............................................................................................  45
         4.14 Compliance with Law..............................................................................  46
         4.15 Government Regulation............................................................................  46
         4.16 Intellectual Property............................................................................  46
         4.17 Environmental Matters............................................................................  46
         4.18 Survival of Representations and Warranties.......................................................  48
         4.19 Permits..........................................................................................  48
         4.20 Insurance........................................................................................  48
         4.21 Labor Matters....................................................................................  49

         4.22 Guarantees.......................................................................................  49
         4.23 Senior Subordinated Indenture; Etc...............................................................  49
         4.24 Broker's or Finder's Fees........................................................................  50
         4.25 JV Supply and Service Agreements.................................................................  50
         4.26 Year 2000 Compliance.............................................................................  50
         4.27 Entire Business..................................................................................  51
         4.28 Representations and Warranties in Other Agreements...............................................  51

SECTION 5 AFFIRMATIVE COVENANTS................................................................................  51

         5.1 Financial Statements and Other Reports............................................................  51
         5.2 Corporate Existence, Etc..........................................................................  56
         5.3 Payment of Taxes and Claims; Tax Consolidation....................................................  56
         5.4 Maintenance of Properties; Insurance..............................................................  56
         5.5 Inspection........................................................................................  57
         5.6 Equal Security for Bridge Loan....................................................................  57
         5.7 Compliance with Laws, Etc.........................................................................  57
         5.8 Maintenance of Accurate Records, Etc..............................................................  57
         5.9 Take-Out Financing................................................................................  57
         5.10 Exchange of Bridge Notes.........................................................................  58
         5.11 ERISA Compliance.................................................................................  59
         5.12 Payments in U.S. Dollars.........................................................................  60
         5.13 Register.........................................................................................  60
         5.14 Lenders Meeting..................................................................................  60
         5.15 Additional Guarantors............................................................................  60
         5.16 Marketing Take-Out Securities....................................................................  61
         5.17 Environmental Matters............................................................................  61

SECTION 6 NEGATIVE COVENANTS...................................................................................  61

         6.1 Indebtedness......................................................................................  61
         6.2 Liens.............................................................................................  63
         6.3 Restricted Payments...............................................................................  65
         6.4 Contingent Obligations............................................................................  66
         6.5 Layering of Indebtedness..........................................................................  67
         6.6 Restriction on Fundamental Changes................................................................  67
         6.7 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries......................  68
         6.8 Transactions with Shareholders and Affiliates.....................................................  68
         6.9 Subsidiary Stock; Borrower Restrictions...........................................................  69
         6.10 Business Activities..............................................................................  70
         6.11 Amendment or Waivers of Certain Documents........................................................  70
         6.12 Amendment to Charter Documents...................................................................  70
         6.13 Asset Sales......................................................................................  70
         6.14 Transfer of Assets to Subsidiaries...............................................................  71

         6.15 Sale and Leaseback Transactions..................................................................  71
         6.16 Refinancing of the Bridge Loan in Part...........................................................  71

SECTION 7 EVENTS OF DEFAULT....................................................................................  71

         7.1 Failure to Make Payments When Due.................................................................  71
         7.2 Default in Other Agreements.......................................................................  71
         7.3 Breach of Certain Covenants.......................................................................  72
         7.4 Breach of Warranty................................................................................  72
         7.5 Other Defaults Under Agreement or Loan Documents..................................................  72
         7.6 Involuntary Bankruptcy; Appointment of Custodian, Etc.............................................  72
         7.7 Voluntary Bankruptcy; Appointment of Custodian, Etc...............................................  73
         7.8 Judgments and Attachments.........................................................................  73
         7.9 Dissolution.......................................................................................  73
         7.10 Guarantee........................................................................................  73
         7.11 ERISA............................................................................................  74
         7.12 Foreclosure......................................................................................  74
         7.13 Termination of Certain Agreements................................................................  74
         7.14 Amendment of Keep Well Agreement.................................................................  74

SECTION 8 SUBORDINATION........................................................................................  75

         8.1 Obligations Subordinated to Senior Indebtedness of the Borrowers..................................  75
         8.2 Priority and Payment Over of Proceeds in Certain Events...........................................  75
         8.3 Payments May Be Paid Prior to Dissolution.........................................................  77
         8.4 Rights of Holders of Senior Indebtedness of the Borrowers Not To Be Impaired......................  78
         8.5 Subrogation.......................................................................................  78
         8.6 Obligations of the Borrowers Unconditional........................................................  79
         8.7 Lenders Authorize Agent to Effectuate Subordination...............................................  79

SECTION 9 THE AGENT............................................................................................  80

         9.1 Appointment.......................................................................................  80
         9.2 Delegation of Duties..............................................................................  80
         9.3 Exculpatory Provisions............................................................................  80
         9.4 Reliance by Agent.................................................................................  81
         9.5 Notice of Default.................................................................................  81
         9.6 Non-Reliance on Agent and Other Lenders...........................................................  82
         9.7 Indemnification...................................................................................  82
         9.8 Agents in Their Individual Capacity...............................................................  83
         9.9 Resignation of the Agents; Successor Agents.......................................................  83

SECTION 10 GUARANTEE...........................................................................................  83

         10.1 Unconditional Guarantee..........................................................................  83

         10.2 Subordination of Guarantee.......................................................................  84
         10.3 Severability.....................................................................................  84
         10.4 Limitation of Guarantor's Liability..............................................................  84
         10.5 Guarantors May Consolidate, etc., on Certain Terms...............................................  85
         10.6 Contribution.....................................................................................  85
         10.7 Waiver of Subrogation............................................................................  86
         10.8 Evidence Guarantee...............................................................................  86
         10.9 Waiver of Stay, Extension or Usury Laws..........................................................  87

SECTION 11 SUBORDINATION OF GUARANTEE OBLIGATIONS..............................................................  87

         11.1 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness..............................  87
         11.2 Priority and Payment Over of Proceeds in Certain Events..........................................  87
         11.3 Payments May Be Paid Prior to Dissolution........................................................  89
         11.4 Rights of Holders of Guarantor Senior Indebtedness Not To Be Impaired............................  90
         11.5 Subrogation......................................................................................  90
         11.6 Obligations of the Guarantors Unconditional......................................................  91
         11.7 Lenders Authorize Agent to Effectuate Subordination..............................................  91

SECTION 12 MISCELLANEOUS........................................................................................ 92

         12.1 Representation of the Lenders....................................................................  92
         12.2 Participations in and Assignments of Bridge Loan.................................................  92
         12.3 Expenses.........................................................................................  94
         12.4 Indemnitee.......................................................................................  94
         12.5 Setoff...........................................................................................  95
         12.6 Amendments and Waivers...........................................................................  95
         12.7 Independence of Covenants........................................................................  96
         12.8 Entirety.........................................................................................  97
         12.9 Notices..........................................................................................  97
         12.10 Survival of Warranties and Certain Agreements...................................................  97
         12.11 Failure or Indulgence Not Waiver; Remedies Cumulative...........................................  97
         12.12 Severability....................................................................................  98
         12.13 Headings........................................................................................  98
         12.14 Applicable Law..................................................................................  98
         12.15 Successors and Assigns; Subsequent Holders of Bridge Notes......................................  98
         12.16 Counterparts; Effectiveness.....................................................................  98
         12.17 Consent to Jurisdiction; Venue; Waiver of Jury Trial............................................  99
         12.18 Payments Pro Rata...............................................................................  99
         12.19 Taxes........................................................................................... 100
         12.20 Waiver of Stay, Extension or Usury Laws......................................................... 101
         12.21 Requirements of Law............................................................................. 101
         12.22 Confidentiality................................................................................. 102
         12.23 Compensation.................................................................................... 102

SCHEDULES

A       EXISTING LIENS
B       ENVIRONMENTAL MATTERS
C       EXISTING INDEBTEDNESS
D       JV SUPPLY AND SERVICE AGREEMENTS
E       AFFILIATE TRANSACTIONS
F       FORM OF KEEP WELL AGREEMENT
G       LITIGATION


EXHIBITS

I       FORM OF BRIDGE NOTE
II      FORM OF COMPLIANCE CERTIFICATE
III     FORM OF NOTICE OF BORROWING
IV      FORM OF REGISTRATION RIGHTS AGREEMENT
V       FORM OF OPINION OF ALSTON & BIRD- COUNSEL
        FOR THE COMPANY AND THE GUARANTORS
VI      FORM OF OPINION OF CLEARY, GOTTLIEB, STEEN & HAMILTON -
          COUNSEL FOR THE LENDERS
VII     FORM OF NOTATION OF GUARANTEE
VIII    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
IX      FORM OF SECTION 12.2E(ii) CERTIFICATE

     This Senior Subordinated Credit Agreement is dated as of September 30, 1998, and entered into by and among Advanced Glassfiber Yarns LLC, a limited liability company formed under the Delaware Limited Liability Company Act (the "Company") and AGY Capital Corp., a Delaware corporation ("Capital") and together with the Company, the "Borrowers"), as joint and several obligors, such Subsidiaries of the Company as may from time to time become a party hereto (the "Guarantors"), the banks and other financial institutions from time to time parties hereto (the "Lenders" and individually a "Lender") and First Union Investors, Inc. ("First Union") and Warburg Dillon Read LLC ("Warburg"), as co-agents for the Lenders (in such capacity, the "Agents").

                                   RECITALS

     WHEREAS, the Borrowers desire that the Lenders extend a senior subordinated credit facility to the Borrowers in connection with the JV Transactions (as defined herein);

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1  DEFINITIONS

     1.1  Certain Defined Terms
          ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "Acquired Assets" means all or substantially all of the assets constituting the Business.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or a Subsidiary of the Company or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

     "Acquisition" means, collectively, (i) the acquisition by the Company of the Acquired Assets pursuant to the Asset Contribution and Sale Agreements and
(ii) the AGY Holdings Acquisition.

     "Adjusted Net Assets" shall have the meaning provided in Section 10.6.

     "Affiliate," means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a

Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative of the foregoing; provided, however,
                                                          --------  -------
that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided that none of First Union or any of its
                         --------
Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

     "Affiliate Transaction" has the meaning ascribed to it in Section 6.8.

     "Agents" has the meaning ascribed to it in the introduction to this Agreement.

     "Agreement" means this Senior Subordinated Credit Agreement dated as of September 30, 1998, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "AG Yarns" means AG Yarns Canada Inc., a Canadian corporation and Wholly-Owned Subsidiary of the Company.

     "AGY Holdings" means AGY Holdings, Inc., a Delaware corporation and Wholly-Owned Subsidiary of Glass Holdings.

     "AGY Holdings Acquisition" means the acquisition by AGY Holdings of a 51% interest in the Company pursuant to the LLC Sale and Purchase Agreement at a purchase price of approximately $332.0 million.

     "AGY Holdings Distribution" means the cash payment of approximately $199.0 million made by the Company to AGY Holdings concurrently with the consummation of the other JV Transactions.

     "Alloy Services Agreement" means the Alloy Services Agreement dated as of the Closing Date, by and between Owens Corning and the Company.

     "Amended and Restated Commitment Letter" means the (i) letter agreement dated September 30, 1998, between BGF, Owens Corning, FUCM, First Union and Warburg pursuant to which First Union and Warburg committed to provide the Bridge Loan to the Borrowers, subject to the terms and conditions thereof and
(ii) the letter agreement dated September 30, 1998 between BGF, Owens Corning, FUCM, First Union and Warburg pursuant to which the Borrowers are committed to pay First Union, Warburg and their respective Affiliates certain fees and to satisfy certain other obligations to First Union, Warburg and their Affiliates in respect of the commitment set forth in (i) above.

     "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a) (18) of ERISA) and (ii) otherwise, the excess of (a) the greater of the current liability (as defined in Section 412(1) (7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

     "Applicable Interest Rate" means for each Interest Period, (i) the greater of the Applicable LIBOR Based Rate and the Applicable Treasury Based Rate plus
(ii) the Applicable Spread; provided, however, that in no event shall the
                            --------  -------
Applicable Interest Rate exceed 18% per annum.

     "Applicable LIBOR Based Rate" means for any Interest Period, (i) an interest rate per annum equal to the rate of interest appearing on Telerate Page 3750 (or any successor page) or if no such rate is available, the rate of interest determined by First Union to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Euro-dollar market, at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period in the amount of the Bridge Loan outstanding plus (ii) the Pricing Spread as of the Interest Payment Date that is the last day of such Interest Period.

     "Applicable Redemption Premium" means, (i) with respect to any redemption of Exchange Notes occurring in the first year following the fifth anniversary of the Closing Date, a redemption premium equal to 50.0% of the interest rate borne by the Exchange Notes, (ii) with respect to any redemption of Exchange Notes occurring in the second year following the fifth anniversary of the Closing Date, a redemption premium equal to 33.3% of the interest rate borne by the Exchange Notes, (iii) with respect to any redemption of Exchange Notes occurring in the third year following the fifth anniversary of the Closing Date, a redemption premium equal to 16.6% of the interest rate borne by the Exchange Notes and (iv) with respect to any redemption of Exchange Notes occurring in or after the fourth year following the fifth anniversary of the Closing Date, a redemption premium equal to 0.0% of the interest rate borne by the Exchange Notes.

     "Applicable Spread" means (i) 0.0% per annum for the Interest Period commencing on the Closing Date, (ii) 0.25% per annum for the Interest Period commencing on the last day of the Interest Period referred to in clause (i), and
(iii) for each subsequent Interest Period, the Applicable Spread in effect for the immediately preceding Interest Period plus 0.25% per annum.

     "Applicable Treasury Based Rate" means for any Interest Period, (i) a rate per annum determined by First Union on the Interest Rate Determination Date for such Interest Period (such determination to be based upon quotes obtained by First Union from established dealers in such market) to be the yield expressed as a rate in the secondary market on United States Treasury securities of substantially the same principal amount as the Bridge Notes and having a maturity of one, three, five or ten years, whichever maturity produces the highest yield for such Interest Period plus (ii) the Pricing Spread as of the Interest Payment Date that is the last day of such Interest Period.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such Person shall be merged with or into the

Company or any Subsidiary of the Company, or (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Contribution Agreement" means the Amended and Restated Asset Purchase Agreement, dated as of July 31, 1998, between Owens Corning and the Company.

     "Asset Contribution and Sale Agreements" means, collectively, (i) the Asset Contribution Agreement, (ii) the NVOC Asset Purchase Agreement, (iii) the OCC Asset Purchase Agreement and (iv) the OC Japan Asset Purchase Agreement.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any Sale and Leaseback Transaction) by the Borrowers or by any of its Subsidiaries to any Person other than the Company or any of its Wholly-Owned Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or of any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of the Company or of any of its Subsidiaries; excluding (a) any disposition of Cash Equivalents or
                     ---------
inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or any of its Subsidiaries or the lease or sublease of any real or personal property in the ordinary course of business, (b) any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which does not exceed $2.0 million.

     "Asset Sale Transaction" means Asset Sales and, whether or not constituting an Asset Sale, (i) any sale or other disposition of Capital Stock and (ii) any sale or other disposition excluded from the definition set forth herein of "Asset Sale" by clause (iii)(b) of such definition.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement, dated the Closing Date, between AGY and AGY Holdings.

     "Bankruptcy Law" means Title 11 of the United States Code entitled "bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of- a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Belmont" shall mean Belmont of America, Inc., a Delaware corporation.

     "BGF" means BGF Industries, Inc., a Delaware corporation.

     "BGF Bridge Loan Facility" means that certain credit agreement to be entered into on or before the Closing Date between BGF, the guarantors from time to time a party thereto, the lenders from time to time a party thereto and First Union, as agent, pursuant to which BGF may borrow up to $65,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of BGF as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "BGF Loan" means the secured loan of approximately $135.0 million from BGF to Glass Holdings pursuant to the BGF Loan Agreement to fund a portion of the Purchase Price Loan and to pay certain fees payable by Glass Holdings in connection with the Acquisition.

     "BGF Loan Agreement" means the definitive documentation as executed on the Closing Date evidencing the BGF Loan, including, without limitation, all related instruments and documents (including security documents).

     "BGF Senior Credit Facility" means that certain credit agreement to be entered into on or before the Closing Date between BGF, the guarantors from time to time a party thereto, the lenders from time to time a party thereto and First Union National Bank, as agent, pursuant to which BGF may borrow up to $125,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of BGF as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Board of Directors" means, (i) in the case of a Person that is a corporation, the board of directors of such person or any committee authorized to act therefor and (ii) in the case of any other person, the board of directors, management committee, or similar governing body or any authorized committee thereof responsible for the management and affairs of such Person.

     "Borates Supply Agreement" means the Borates Supply Agreement dated as of the Closing Date, by and between Owens Corning and the Company.

     "Borrower Transactions" means, collectively, (i) the incurrence by the Borrowers of the Bridge Loan hereunder on the Closing Date, (ii) the incurrence by the Company of the Senior Credit Facility on or prior to the Closing Date,
(iii) the entering into by the Company of (A) the LLC Sale and Purchase Agreement, (B) the LLC Operating Agreement, (C) the Asset

Contribution and Sale Agreements and (D) the JV Supply and Service Agreements,
(iv) the AGY Holdings Distribution, (v) the Jefferson Distribution, (vi) any other transactions on or prior to the Closing Date contemplated in relation to any of the foregoing and (vii) the payment of fees and expenses in connection with any of the foregoing.

     "Borrowers" has the meaning ascribed to it in the introduction to this Agreement.

     "Bridge Loan" has the meaning ascribed to it in Section 2.1A

     "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

     "Bridge Notes" has the meaning ascribed to it in Section 2.1D.

     "Business" means the glass yarns and specialty materials business of Owens Corning.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close; provided, however, that
                                                       --------  --------
when used in connection with a rate determination, borrowing or payment with respect to the Bridge Notes, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease," as applied to any person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and
(ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means obligations under a Capital Lease, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when so received) received from such Asset Sale.

     "Change of Control" means, at any time that any Bridge Notes or Exchange Notes are outstanding, the occurrence of any of the following: (A) Robert Porcher and members of his immediate family, or trusts solely for their benefit, shall fail to own and control, directly or indirectly, at least 69.6% of the issued and outstanding Capital Stock and of the voting power of the issued and outstanding Voting Stock of Societe Saumuroise de Participations S.A. ("SSP");
(B) SSP shall fail to own and control, directly or indirectly, at least 63.3% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of Porcher Industries S.A. ("Porcher"); (C) Porcher shall fail to own and control, directly or indirectly, at least 100% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of Glass Holdings; (D) Glass Holdings shall fail to own and control, directly or indirectly, at least 51.0% of the Capital Stock and of the voting power of the issued and outstanding Voting Stock of the of the Company or (E) the failure by Owens Corning to own and control, directly or indirectly, 49.0% of the Capital Stock and of the voting power of the Voting Stock of the Company; provided, however, that the
                                                 --------  -------
failure by Glass Holdings or Owens Corning to own and control the percentages of the Capital Stock and of the voting power of the Voting Stock of the Company specified in clauses (D) and (E), respectively, shall not be deemed to constitute a Change of Control if such failure, in either case, results solely from the issuance to First Union, Warburg or any of their assignees of warrants to purchase Capital Stock of the Company issued pursuant to the Amended and Restated Commitment Letter. Each percentage in the preceding sentence shall be calculated on a fully diluted basis after giving effect to the conversion, exchange or exercise of all outstanding warrants, options and other similar agreements or obligations of the relevant Person that are or could become convertible, exchangeable or exercisable for Capital Stock or Voting Stock of the relevant Person.

     "Change of Control Date" has the meaning ascribed to it in Section
2.4A(iv).

     "Change of Control Offer" has the meaning ascribed to it in Section
2.4A(iv).

     "Change of Control Payment Date" has the meaning ascribed to it in Section 2.4A(iv).

     "Change of Control Purchase Price" has the meaning ascribed to it in
Section 2.4A(iv).

     "Closing Date" has the meaning ascribed to it in Section 2.1B.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit II delivered to the Agents by the Borrowers pursuant to Section 5.1.
----------

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period; less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of the Company or any of its Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period and (ii) any Asset Sale Transactions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income" but without giving effect to clause (c) of the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the

Company or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any of its Subsidiaries had directly Incurred such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination; (2) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of
(A) the maximum federal corporate income tax rate in effect during such taxable year and (B) six percent.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the product of (i) the net income of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP and (ii) the sum of (x) the maximum federal corporate income tax rate in effect during such period and (y) six percent.

     "Consolidated Interest Expense" means, for any period, the sum of, without duplication: (i) the aggregate of cash and non-cash interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP), (a) any amortization of debt discount and any amortization or write off of deferred financing costs, (b) the net costs under Hedging Obligations related to Indebtedness (including amortization of fees),
(c) all capitalized interest, (d) the interest portion of any deferred payment obligation, (e) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances and (f) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on the assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and
(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis (after giving effect to any decrease (but not increase) attributable to minority interests in Subsidiaries), determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) net after-tax
--------  -------
gains and losses (assuming for tax purposes that no special allocations are made to any member of the Company under Section 743 of the Code) from Asset Sale Transactions or abandonments or reserves relating thereto, (b) net after-tax items (assuming for tax purposes that no special allocations are made to any member of the Company under Section 743 of the Code) classified as extraordinary gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with the Company or any Subsidiary, (d) the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Subsidiary by such Person and (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Exchange Date.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Contested Claim" means any Tax, Indebtedness or other claim or liability
(i) the validity or amount of which is being diligently contested in good faith,
(ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Company or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

     "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of such other Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedging Obligations. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the referent Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of the referent Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CSG" means Compagnie Saint-Gobain, a corporation organized under the laws of France.

     "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement other similar agreement or arrangement as to which such Person is a party.

     "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

     "Daylight Loan" means the loan of approximately $199.0 million from First Union National Bank to the AGY Holdings pursuant to the Daylight Loan Agreement.

     "Daylight Loan Agreement" means the definitive documentation executed on the Closing Date evidencing the Daylight Loan including, without limitation, all related instruments and documents (including security documents).

     "Demand Take-Out Notes" means senior subordinated notes of the Borrowers issued under an indenture to be negotiated by the Company and the Take-Out Bank the proceeds of which shall be used to repay the Bridge Notes in whole or in part, which Demand Take-Out Notes shall be guaranteed by each entity that guarantees the Bridge Notes.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the Maturity Date.

     "Dollars" or the sign "$" means the lawful money of the United States of America.

     "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                                  --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; provided, however, that, at the time of determination, the Lender
        ---------  -------
making the assignment or transfer to such bank, believes that such bank will be entitled to an exemption from U.S. withholding tax (assuming compliance with the first sentence of Section 12.2E); and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of
1933) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agents; and (B) any Lender and any Affiliate of any Lender; provided, however, that the term "Eligible Assignee" shall not include CSG.
--------  -------

     "Employee Pension Benefit Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, sponsored, maintained or contributed to by the Borrowers or their Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which the Borrowers or their Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

     "Environmental Claim" means any allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Borrowers, any of their Subsidiaries or any of their respective Facilities or predecessors in interest.

     "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, requirements, judgments, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, or clean-up of any such Release, or (iii) occupational safety and health, industrial hygiene or the protection of the environment, natural resources, human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et. seq.), the Hazardous Materials
                                  --  ---
Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and
                                       -- ---
Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control
                                 -- ---
Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et
                        -- ---                                          --
seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the
---                                                         -- ---
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.),
                                                                     -- ---
the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and the
                                                          -- ---
Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et
                                                                        --
seq.), each as amended or supplemented, and any analogous future or present
---
statutes, orders, rules, regulations, requirements, judgments or decrees promulgated pursuant thereto, each as in effect as of the date of determination.

     "Environmental Liabilities and Costs" means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the actual and reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened), suffered by, imposed on, incurred by or asserted against the Lenders, the Agents, and any holders of the Bridge Notes and their respective officers, directors, employees, agents, representatives and affiliates arising from or relating to any: (1) Environmental Claim; (2) failure of the Borrowers and their Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to comply with applicable Environmental Laws, including without limitation fines, penalties, and costs or expenses incurred to achieve compliance with applicable Environmental Laws; (3) presence of Hazardous Materials on or related to or generated by the operations at or in the Facilities; or (4) assertion or attachment of any lien under Environmental Laws on any of the Facilities.

     "Environmental Lien" means a Lien in favor of a Tribunal or other Person
(i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of Hazardous Materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder and any successor statute, regulations and rulings.

     "ERISA Affiliate," as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived) or the failure to make any required contribution within 30 days of its due date with respect to any Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041 (a)
(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiple Employer Plan or the termination of any such Multiple Employer Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrowers or any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 406, 409 or 502(i) or (1) of ERISA in respect of any Employee Benefit Pension Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan or Employee Pension Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(x) the imposition of a Lien pursuant to Section 401(a) (29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Event of Default" means each of the events set forth in Section 7.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

     "Exchange Date" means the eighteen month anniversary of the Closing Date.

     "Exchange Notes" has the meaning ascribed to it in Section 5.10(b)(i).

     "Exchange Request" has the meaning ascribed to it in Section 5.10.

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company, its Subsidiaries or any of their respective predecessors in interest.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by First Union from three Federal Funds brokers of recognized standing selected by First Union.

     "First Union" has the meaning assigned to it in the first paragraph hereto.

     "Foreign Plan" means any employee benefit plan maintained outside the U.S. by the Company, any of its Subsidiaries or any of their respective Affiliates for employees substantially all of whom are non-resident aliens of the U.S. and for which the Company or any of its Subsidiaries may be directly or indirectly liable.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

     "FUCM" means First Union Capital Markets.

     "Funding Guarantor" has the meaning ascribed to it in Section 10.6.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Date.

     "Glass Holdings" means Glass Holdings Corp., a Delaware corporation.

     "Glass Holdings Pledge" shall mean the pledge by Glass Holdings to BGF of all of the Capital Stock of AGY Holdings and Belmont as security for the BGF Loan.

     "Glass Marbles Supply Agreement" means the Glass Marbles Supply Agreement, dated as of the Closing Date, by and between Owens Corning and the Company.

     "Guarantee Obligations" has the meaning ascribed to it in Section 11.1.

     "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 11 which guarantees shall be evidenced by notations of guarantee substantially in the form of Exhibit VII.
                                                    -----------

     "Guarantor Payment Blockage Period" has the meaning ascribed to it in
Section 11.2(b).

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of such Guarantor from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, all obligations with respect to letters of credit and principal of and interest on, and all fees, indemnities and expenses payable under, the Senior Credit Facility and all obligations under Interest Rate Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof including any agreement refinancing all or any portion of the Indebtedness under such Senior Credit Facility but only to the extent such Indebtedness is fully and adequately secured. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Guarantors, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include that portion of any Indebtedness which is incurred by such Guarantor in violation of this Agreement.

     "Guarantors" means each future Wholly-Owned Subsidiary of the Company (other than Capital) that is organized under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

     "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that any amendment,
                                             --------
modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a
                                --------  -------
Person existing at the time such Person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Company.

     "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Lien permitted pursuant to Section 6.2(ii) and Hedging Obligations (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such

Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

     "Indemnified Liabilities" has the meaning ascribed to it in Section 12.4.

     "Indemnitees" has the meaning ascribed to it in Section 12.4.

     "Independent Financial Advisor" means an accounting firm, appraisal firm or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company or any of its Subsidiaries is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Exchange Request" has the meaning ascribed to it in Section 5.10.

     "Initial Request Date" has the meaning ascribed to it in Section 5.9.

     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business, operations or prospects of the Company and its Subsidiaries, taken as a whole.

     "Interest Payment Date" means the last day of each Interest Period.

     "Interest Period" shall mean, in respect of the Bridge Loan and subject to
Section 2.2E, (a) the period commencing on the Closing Date and ending three months thereafter on the same numerical day of the month as the Closing Date and
(b) each subsequent period beginning on the last day of the preceding Interest Period and ending three months thereafter on the same numerical day of the month as that last day.

     "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

     "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. "Investment" shall not include bank demand deposit accounts.

     "Jefferson" means Jefferson Holdings, Inc., a Delaware corporation.

     "Jefferson Distribution" means the cash payment of approximately $191.0 million made by the Company to Jefferson concurrently with the consummation of other JV Transactions.

     "JV Supply and Service Agreements" has the meaning ascribed to it in
Section 4.25.

     "JV Transaction Documents" means, collectively, (i) the LLC Sale and Purchase Agreement, (ii) the LLC Operating Agreement, (iii) the Asset Contribution and Sale Agreements, (iv) the JV Supply and Service Agreements, (v) the Purchase Price Loan Agreement, (vi) the Daylight Loan Agreement, (vii) the BGF Loan Agreement, (viii) the Senior Credit Facility, (ix) the BGF Loan, (x) the BGF Bridge Loan Facility, (xi) the BGF Senior Credit Facility and (xii) the Assignment and Assumption Agreement.

     "JV Transactions" means, collectively, (i) the Borrower Transactions, (ii) the Acquisition, (iii) the Purchase Price Loan, (iv) the BGF Bridge Loan Facility, (v) the BGF Senior Credit Facility, (vi) each of the transactions contemplated to occur on or prior to the Closing Date by the JV Supply and Service Agreements, (vii) the incurrence by AGY Holdings of the Daylight Loan on or prior to the Closing Date, (viii) the Assignment and Assumption Agreement and
(ix) any other transactions on or prior to the Closing Date contemplated in relation to any of the foregoing.

     "Keep Well Agreement" means an agreement between Owens Corning and the Company substantially in the form of Exhibit F hereto.

     "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

     "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Bridge Loan, Bridge Note or Bridge Loan Commitment to the extent of such assignment.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

     "LLC Operating Agreement" means the Amended and Restated Limited Liability Operating Agreement for the Company, dated as of the Closing Date, by and between AGY Holdings and Jefferson, as amended by Amendment No. 1 to the LLC Interest Sale and Purchase Agreement, dated as of the Closing Date.

     "LLC Sale and Purchase Agreement" means the LLC Interest Sale and Purchase Agreement dated as of July 31, 1998 among Owens Corning, the Company and Glass Holdings and all instruments and documents related thereto.

     "Loan Documents" means this Agreement, the Bridge Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes and the Registration Rights Agreement.

     "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Change" means a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether before or after giving effect to the Borrower Transactions or (ii) a material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform or consummate, or the material impairment of the ability of the Agents or Lenders to enforce, the Obligations or the Borrower Transactions.

     "Maturity Date" means the tenth anniversary of the Closing Date.

     "Maximum Cash Interest Rate" means an interest rate of 14% per annum;

provided that in computing such interest rate, fees paid to the Lenders shall
--------
not be deemed an interest payment.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company, its Subsidiaries or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Company, its Subsidiaries or any of their ERISA Affiliates and at least one Person other than the Company, its Subsidiaries and their ERISA Affiliates or
(ii) was so maintained and in respect of which such

Company, Subsidiaries or ERISA Affiliates could have liability under Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, but not limited to, (i) the amount of tax distributions reasonably estimated to be required to be made to Jefferson and AGY Holdings as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (iv) any portion of Cash Proceeds which the Company determines in good faith should be reserved for post-closing adjustments or liabilities relating to the Asset Sale retained by the Company or any of its Subsidiaries, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments, payable by the Company or any of its Subsidiaries, shall constitute Net Cash Proceeds on such date.

     "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to act to accelerate the maturity of any Senior Indebtedness.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit
                                                                       -------
III hereto with respect to a proposed borrowing.
---

     "NVOC Asset Purchase Agreement" means the NVOC Asset Purchase Agreement, dated as of September 29, 1998, between N.V. Owens Corning S.A. and the Company and all instruments and documents related thereto.

     "Obligations" means all obligations of every nature of the Borrowers from time to time owed to the Lenders and the Agents under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

     "OC Japan Asset Purchase Agreement" means the Asset Purchase Agreement dated as of the Closing Date, by and between Owens-Corning (Japan) Ltd. and the Company.

     "OCC Asset Purchase Agreement" means the OCC Asset Purchase Agreement, dated as of September 29, 1998, between Owens-Corning Canada Inc. and AG Yarns.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the General Manager, the Chief Financial Officer, the Treasurer or the Secretary of each of the Borrowers and their Subsidiaries.

     "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Bridge Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Original Bridge Notes" has the meaning assigned to it in Section 2.1D.

     "Owens Corning" means Owens Corning, a Delaware corporation.

     "Payment Blockage Period" has the meaning ascribed to it in Section 8.2(b).

     "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto.

     "Payment Office" shall mean the office of First Union located at 301 South College Street DC-4, Charlotte, NC 28288-0680 or such other office as First Union may designate to the Borrowers and the Lenders from time to time.

     "Payment Restriction" has the meaning ascribed to it in Section 6.7.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "Pension Plan" means a Single Employer Plan or Multiple Employer Plan.

     "Permits" has the meaning ascribed to it in Section 4.19.

     "Permitted Business" means the business conducted by the Company on the Closing Date and any business reasonably related thereto.

     "Permitted Indebtedness" has the meaning ascribed to it in Section 6.1.

     "Permitted Investments" means:

          (i) Investments by the Company or any Subsidiary of the Company (other than Capital) in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company (other than Capital);

          (ii) Investments in the Company by any Subsidiary of the Company (other than Capital); provided that any Indebtedness evidencing such
                           --------
     Investment is unsecured
     and subordinated, pursuant to a written agreement, to the Company's obligations under the Bridge Notes and the Exchange Notes;

          (iii)  Investments in cash and Cash Equivalents;

          (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,500,000 at any one time outstanding;

          (v) Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' (other than Capital) businesses and not for speculative purposes and otherwise in compliance with this Agreement; and

          (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (vii) Investments made by the Company or its Subsidiaries (other than Capital) as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.13; and

          (viii) Investments permitted pursuant to Section 6.8(c)(5).


     "Permitted Liens" has the meaning ascribed to it in Section 6.2.

     "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clause (ii), (iv), (v), (vi),
(vii), (viii), (ix) or (xi) of Section 6.1) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix) or (xi) of Section 6.1), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being
                               --------
Refinanced is Indebtedness of the Borrowers, then such Refinancing Indebtedness shall be Indebtedness solely of the Borrowers, (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Bridge Loan or the Guarantees, as the case may be, or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Bridge Loan or the Guarantees, as the case may be, and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced is Senior Subordinated Indebtedness, then such Indebtedness proposed to be incurred to Refinance the existing Indebtedness shall be Senior Subordinated Indebtedness; provided, further, that Permitted Refinancing Indebtedness shall
              --------  -------
include any Indebtedness Incurred concurrently with an irrevocable offer to purchase, on a date not more than 60 days from the date of the Incurrence of such Indebtedness, an amount of Bridge Notes equal to such Indebtedness.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof.

     "PIK Interest Amount" has the meaning ascribed to it in Section 2.2B.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Pricing Spread" means, as of an Interest Payment Date, (a) in the event that the Keep Well Agreement becomes a binding agreement of Owens Corning and the Company on or prior to the thirtieth day following the Closing Date, 4.25% per annum or (b) in all other cases, 4.75% per annum.
--- -----                                  --- -----

     "Pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

     "Purchase Price Loan" means the loan of approximately $133.0 million from Glass Holdings to AGY Holdings to fund the AGY Holdings Acquisition.

     "Purchase Price Loan Agreement" means the definitive documentation as executed on the Closing Date evidencing the Purchase Price loan including, without limitation, all related instruments and documents (including all security documents).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Recovery Event" means the receipt by the Borrowers or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective properties or assets.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Register" has the meaning ascribed to it in Section 5.12.

     "Registration Rights Agreement" means a registration rights agreement substantially in the form contemplated by Exhibit V (with such changes therein
                                          ---------
as the Agents and the Borrowers shall approve).

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or onto or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "Required Lenders" means the Lender or Lenders holding at least 51% of the aggregate outstanding principal amount of Bridge Notes.

     "Restricted Payment" has the meaning ascribed to it in Section 6.3.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Senior Credit Facility" means that certain credit agreement to be entered into on or before the Closing Date between the Company, the guarantors from time to time a party thereto, the lenders from time to time a party thereto and First Union National Bank, as agent, pursuant to which the Company may, as of the Closing Date, borrow up to $315,000,000 in the aggregate at any one time outstanding together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or increasing the principal amount available thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means for any Person the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of the Company from time to time owed to the lenders under the Senior Credit Facility; including, without limitation, all obligations in respect of letters of credit and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facility and all obligations under Interest Rate Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof including any agreement refinancing all or any portion of the Indebtedness under such Senior Credit Facility. Without limiting the generality of the foregoing "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Borrowers, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include that portion of any Indebtedness which is incurred by such Person in violation of this Agreement.

     "Senior Subordinated Indebtedness" means, with respect to the Borrowers or any Guarantor, Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu in right of payment with the terms set forth in this Agreement and the Bridge Loan or the Guarantee of such Guarantor, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Borrowers or such Guarantor which is not Senior Indebtedness in the case of the Borrowers or Guarantor Senior Indebtedness in the case of such Guarantor.

     "Senior Subordinated Indenture" means an indenture among the Borrowers, the Guarantors and a trustee having terms substantially similar to the terms set forth in this Agreement and the Bridge Notes except where the context of this Agreement provides otherwise (with such changes therein as the Agents and the Borrowers shall approve, and at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

     "Single Employer Plan" means a "single-employer plan," as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Company, any of its Subsidiaries or any of their ERISA Affiliates and no Person other than the Company, any of its Subsidiaries or any of their ERISA Affiliates or (ii) was so maintained and in respect of which the Company, its Subsidiaries or their ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Subordinated Indebtedness" means Indebtedness of the Borrowers or any Guarantor which is expressly subordinated in right of payment to the Bridge Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsequent Bridge Note" has the meaning ascribed to it in Section 2.1D.

     "Subsequent Exchange Request" has the meaning ascribed to it in Section
5.10.

     "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Take-Out Bank" means FUCM.

     "Take-Out Request" has the meaning ascribed to it in Section 5.9.

     "Take-Out Securities" means (i) any debt securities of the Borrowers and/or the Guarantors the proceeds of which are used to repay the Bridge Loan in full and (ii) any debt securities of the Borrowers issued in accordance with Section 5.9, the proceeds of which are used to Refinance the Bridge Notes in part, including, without limitation, the Demand Take-Out Notes.

     "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Tribunal with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Borrowers or any Subsidiary.

     "Taxes" means any present or future taxes, assessments, fees, levies, imposts, duties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest, penalties and additions thereto from time to time or at any time imposed by any Law or any Tribunal.

     "Transaction Date" means the date on which any transaction that would give rise to the need to calculate the Consolidated Fixed Change Coverage Ratio occurs.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or the governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof.

     "Year 2000 Compliant" has the meaning ascribed to it in Section 4.26.

     1.2  Accounting Terms
          ----------------

     For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.3  Other Definitional Provisions
          -----------------------------

     Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2  AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND LOANS; BRIDGE NOTES

     2.1  Bridge Loan and Bridge Note
          ---------------------------

     A.   Bridge Loan Commitment.  Subject to the terms and conditions of this
          ----------------------
Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the Lenders hereby agree to lend to the Borrowers on the Closing Date $150,000,000 in the aggregate (the "Bridge Loan"), each such Lender committing to lend the aggregate amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Borrowers pursuant to this Section 2.1 A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

     B.   Notice of Borrowing. When the Borrowers desire to borrow under this
          -------------------
Section 2.1, they shall deliver to First Union a Notice of Borrowing no later than 11:00 A.M. (New York time), at least two Business Days in advance of the date of funding of the Bridge Loan (the "Closing Date") or such later date as shall be agreed to by First Union. Upon receipt of such Notice of Borrowing, First Union shall promptly notify each Lender of its share of the Bridge Loan and the matters covered by the Notice of Borrowing.

     C.   Disbursement of Funds. (a) No later than 5:00 p.m. (New York time) on
          ---------------------
the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to First Union in U.S. Legal Tender and immediately available funds at the Payment Office and First Union promptly will make available to the Borrowers by depositing to their account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless First Union shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to First Union its pro rata share of the Bridge Loan to be made on such date, First Union may assume that such Lender has made such amount available to First Union on such date, and First Union, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to First Union by such Lender and First Union has made available same to the Borrowers, First Union shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon First Union's demand therefor, First Union shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to First Union. First Union shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by First Union to the Borrowers to the date such corresponding amount is recovered by First Union, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrowers, the then applicable rate of interest on the Bridge Loan.

     (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     D. Bridge Notes. The Borrowers shall execute and deliver to each Lender on the Closing Date, a note dated the Closing Date, substantially in the form of
Exhibit I to evidence such Lender's portion of its Bridge Loan Commitment and
---------
with appropriate insertions (the "Original Bridge Notes"). On each interest payment date on which the Borrowers elect to pay a PIK Interest Amount pursuant to Section 2.2B, the Borrowers shall execute and deliver to each Lender on such interest payment date a note dated such interest payment date substantially in the form of Exhibit I in a principal amount equal to such Lender's pro rata
            ---------
portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Bridge Note" and, together with the Original Bridge Notes, the "Bridge Notes"). A Subsequent Bridge Note shall bear interest from the date of its issuance at the same rate borne by all Bridge Notes.

     E.   Maturity of Bridge Loan. The Bridge Loan shall mature and the
          -----------------------
Borrowers shall pay in full the outstanding principal amount thereof and accrued interest thereon on the Maturity Date.

     F.   Termination of Bridge Loan Commitment. The Bridge Loan Commitment
          -------------------------------------
hereunder shall terminate on the earlier of (i) consummation of the Acquisition or another transaction or series of transactions in which the Borrowers or any of their Affiliates acquires the

Acquired Assets, (ii) the termination of the LLC Sale and Purchase Agreement
(iii) the occurrence of any event that First Union reasonably believes in good faith has, or could reasonably be expected to have, a Material Adverse Effect and (iv) 5:00 p.m. (Charlotte time) on October 15, 1998, if the closing of the Acquisition shall not have occurred by such time.

     G.   Pro Rata Borrowings. The Bridge Loan made under this Agreement shall
          -------------------
be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.


     2.2  Interest on the Bridge Loan
          ---------------------------

     A.   Rate of Interest.  The Bridge Loan shall bear interest on the unpaid
          ----------------
principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate per annum equal to the Applicable Interest Rate for each Interest Period.

     Notwithstanding this Section 2.2A or any other provision herein, in no event will the combined sum of interest (cash or otherwise) on the Bridge Loan exceed 18.00% per annum.

     B.   Interest Payments. Interest shall be payable with respect to the
          -----------------
Bridge Loan, in arrears, on each Interest Payment Date, commencing on the first Interest Payment Date following the Closing Date and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity (whether by prepayment, acceleration or otherwise); provided, however, that if,
                                                    --------  -------
on any Interest Payment Date on which interest is required to be paid (other than at maturity), the interest rate borne by the Bridge Loan exceeds the Maximum Cash Interest Rate, the Borrowers may pay all or a portion of the interest payable in excess of the amount of interest that would be payable on such date at the Maximum Cash Interest Rate by issuance of Subsequent Bridge Notes, in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

     C.   Post-Maturity Interest. Any principal payments on the Bridge Loan not
          ----------------------
paid when due and, to the extent permitted by applicable law, any interest payment on the Bridge Loan not paid when due, in each case whether at maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Bridge Loan.

     D.   Computation of Interest. Interest on the Bridge Loan shall be computed
          -----------------------
on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Bridge Loan, the date of the making of the Bridge Loan shall be included and the date of payment shall be excluded; provided that if the Bridge Loan is repaid on the same day on
                   --------
which it is made, one day's interest shall be paid on the Bridge Loan.

     E.   Making of Payments. Any payment stated to be due in respect of any
          ------------------
Bridge Loan, and any Interest Period stated to end, on a given day in a specified month shall instead be made or end (as the case may be) (i) if there is no such day in that month, on the last Business Day of that month or (ii) if that day is not a Business Day, on the following Business Day, unless that following Business Day falls in a different calendar month, in which case that payment shall be made or that Interest Period shall end (as the case may be) on the preceding Business Day.

     2.3  Fees
          ----

     The Borrowers agree to pay to First Union and its Affiliates all fees and other obligations in accordance with, and at the times specified by, the Amended and Restated Commitment Letter.

     2.4  Prepayments and Payments
          ------------------------

     A.   Prepayments
          -----------

          (i)  Voluntary Prepayments. The Borrowers may prepay the Bridge Loan
               ---------------------
     at any time or from time to time in whole or in part upon not less than three Business Days' prior written notice to First Union which notice shall specify the effective date thereof and the amount of any such prepayment, which shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, or shall be in the amount of the balance outstanding, at a prepayment price equal to the principal amount to be prepaid plus accrued and unpaid interest thereon to the date of prepayment.

          Notice of prepayment having been given as aforesaid, the principal amount of the Bridge Loan to be prepaid shall become due and payable on the prepayment date. Amounts of the Bridge Loan so prepaid may not be reborrowed.

          (ii) Mandatory Prepayments.
               ---------------------

          (a)  Prepayments from Asset Sales.  Upon receipt by the Company or any
               ----------------------------
     Subsidiary of the Company of Cash Proceeds of any Asset Sale occurring after the Closing Date, the Borrowers shall, or shall cause the Company's Subsidiaries to, apply an amount equal to the Net Cash Proceeds of such Asset Sale to prepay loans outstanding under the Senior Credit Facility; provided that the commitment thereunder is permanently reduced to the
     --------
     extent of the prepayment. Concurrently with the consummation of any such Asset Sale, the Borrowers shall deliver to First Union an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

          The Borrowers shall, or shall cause the Company's Subsidiaries to, prepay the Bridge Loan in an amount equal to the Net Cash Proceeds not used as provided in the preceding paragraph on a date not later than the Business Day next succeeding the 30th day after the consummation of such Asset Sale.

          (b)  Prepayments from Capital Contributions and Sales or Issuances of
               ----------------------------------------------------------------
     Capital Stock.  Concurrently with the receipt by the Company or any
     -------------
     Subsidiary of the Company of cash proceeds from any capital contribution or any sale or issuance of its Capital Stock, other than any cash proceeds from any capital contribution by, or any sale of Capital Stock to Jefferson, AGY Holdings or any of their Subsidiaries or any of the Company's Subsidiaries, the Borrowers shall, or shall cause the Company's Subsidiaries to, to the extent that such proceeds are not required by the Senior Credit Facility to prepay any amounts outstanding thereunder, prepay the Bridge Loan in a principal amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (c)  Prepayments from Issuances of Certain Indebtedness. Concurrently
               --------------------------------------------------
     with the receipt by the Borrowers of proceeds from the issuance or incurrence of Indebtedness for borrowed money (other than the Senior Credit Facility and other than Indebtedness represented by Take-Out Securities), the Borrowers shall, to the extent that such proceeds are not required by the Senior Credit Facility to prepay any amounts outstanding thereunder, prepay the Bridge Loan in an amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (d)  Prepayments from Issuances of Take-Out Securities. Concurrently
               -------------------------------------------------
     with the receipt by the Borrowers of proceeds from the issuance or incurrence of Take-Out Securities, the Borrowers shall, or shall cause the Company's Subsidiaries to prepay the Bridge Loan in an amount equal to the lesser of the cash proceeds thereof (net of underwriting or placement discounts or commissions and other reasonable costs associated therewith) or the aggregate principal amount of the Bridge Loan then outstanding.

          (e)  Prepayments from Recovery Events. Concurrently with the
               --------------------------------
     occurrence of a Recovery Event, the Borrowers shall, or shall cause the Company's Subsidiaries to, to the extent that such proceeds are not (A) required by the Senior Credit Facility to prepay any amounts outstanding thereunder or (B) used to repair such damaged assets or to purchase or otherwise acquire replacement assets or property, provided that such repair, purchase or acquisition is committed within 30 days after receipt of such cash proceeds and consummated within 180 days thereof, prepay the Bridge Loan in an aggregate amount equal to the lesser of the cash proceeds thereof or the aggregate amount of the Bridge Loan then outstanding. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, First Union shall have the option to require such cash proceeds, to the extent not required by the Senior Credit Facility to prepay amounts outstanding thereunder, to be applied immediately to prepay the Bridge Loan in an aggregate amount equal to the lesser of the cash proceeds thereof or the aggregate amount of the Bridge Loan then outstanding.

          (f)   Any prepayment of the Bridge Loan pursuant to clause (a), (b),
     (c), (d) or (e) of this Section 2.4A(ii) shall be made at a prepayment price equal to the principal amount of the Bridge Loan so prepaid plus accrued and unpaid interest thereon to the date of prepayment.

          (g)   Notice. The Borrowers shall notify First Union in writing of any
                ------
     prepayment to be made pursuant to this Section 2.4A(ii) at least three Business Days prior to such prepayment date (unless shorter notice is satisfactory to First Union).

          (iii) Application of Prepayments. All prepayments shall include
                --------------------------
     payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          (iv)  Mandatory Offer to Purchase Notes.
                ---------------------------------

          (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the Borrowers to purchase (the "Change of Control Offer") all of the Bridge Notes at a purchase price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Purchase Price"). Prior to the mailing of the notice to First Union provided for in paragraph (b) below but in any event within 30 days following any Change of Control, the Borrowers hereby covenant to (i) repay in full all Indebtedness under the Senior Credit Facility or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender under the Senior Credit Facility who has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility to permit the payment of the Bridge Notes as provided for in paragraph (d) below. The Borrowers shall first comply with the covenant in the preceding sentence before it shall be required to purchase the Bridge Notes pursuant to this Section 2.4A(iv).

          (b) Within 30 days following any Change of Control the Borrowers shall mail a notice to First Union that shall contain all instructions and materials necessary to enable the Lenders to tender Bridge Notes and stating:

                (1) that the Change of Control Offer is being made pursuant to this Section 2.4(A) (iv) and that all Bridge Notes validly tendered will be accepted for payment;

                (2) the Change of Control Purchase Price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                (3) that any Bridge Note not tendered will continue to accrue interest;

                (4) that any Bridge Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control

          Payment Date unless the Borrowers shall default in the payment of the Change of Control Purchase Price with respect to Bridge Notes tendered for purchase;

               (5) that if a Lender elects to have a Bridge Note purchased pursuant to the Change of Control Offer it will be required to surrender the Bridge Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Bridge Note completed, to the Borrowers prior to 5:00 p.m. New York time on the third Business Day prior to the Change of Control Payment Date;

               (6) that a Lender will be entitled to withdraw its election if the Company receives, not later than 5:00 p.m. New York time on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Bridge Notes such Lender surrendered for purchase, and a statement that such Lender is withdrawing its election to have such Bridge Notes (or portions thereof) purchased; and

               (7) that if Bridge Notes surrendered for purchase are purchased only in part a new Bridge Note of the same type will be issued in principal amount equal to the unpurchased portion of the Bridge Notes surrendered.

          (c) On or before the Change of Control Payment Date, the Borrowers shall (i) accept for payment Bridge Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the Change of Control Purchase Price of all Bridge Notes surrendered for purchase and not withdrawn pursuant to clause (b)(6) of this Section 2.4(A)(iv). First Union shall promptly mail to the Lenders whose Bridge Notes are so accepted payment in an amount equal to the Change of Control Purchase Price for such Bridge Notes unless such payment is prohibited pursuant to Section 8 or otherwise.

          (d) The Borrowers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Bridge Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Borrowers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     B.   Manner and Time of Payment.  All payments of principal and interest
          --------------------------
hereunder and under the Bridge Notes by the Borrowers shall be made without defense, set-off or counterclaim and in same-day funds and delivered to First Union, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by First Union after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day. The Borrowers hereby authorize First Union to charge its account with First Union in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

     C.   Notation of Payment. Each Lender agrees that before disposing of any
          -------------------
Bridge Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrowers and First Union (such notice to First Union to be made to it at the Payment Office) of the name and address of the transferee of that Bridge Note; provided that the failure to make (or any
                                       --------
error in the making of) such a notation or to notify the Borrowers of the name and address of such transferee shall not limit or otherwise affect the obligation of the Borrowers hereunder or under such Bridge Notes with respect to the Bridge Loan and payments of principal or interest on any such Bridge Note.

     2.5  Use of Proceeds
          ---------------

     The proceeds of the Bridge Loan shall be used by the Borrowers to fund the Jefferson Distribution and the AGY Holdings Distribution.


SECTION 3      CONDITIONS

     3.1  Conditions to Bridge Loan
          -------------------------

     The obligations of the Lenders to make the Bridge Loan hereunder are subject to the satisfaction of, or waiver of, immediately prior to or concurrent with the making of such Bridge Loan on the Closing Date, the following conditions precedent:

     (a) On or prior to the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto, not previously found acceptable to the Agents, shall be acceptable to the Agents, and the Agents shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Agents and, unless otherwise noted, dated the Closing Date:

               (1) a certified copy of each of the Company's and Capital's certificate of formation or charter together with a certificate of status, compliance, good standing or like certificate or its equivalent dated within a reasonable time prior to the Closing Date issued by the appropriate government officials of the respective jurisdiction of incorporation of each of the foregoing and of each jurisdiction in which each of the foregoing owns any material assets or carries on any material business; and

               (2) a copy of each of the Company's and Capital's operating agreement or bylaws, certified by one of its Officers; and

               (3) resolutions of each of the Company's and Capital's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Company or Capital in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes and the consummation of the Borrower Transactions, each certified by one of its Officers as being in full force and effect without modification or amendment; and

               (4) signature and incumbency certificates of the Borrower's Officers executing this Agreement and the Bridge Notes; and

               (5) executed copies of this Agreement and the Original Bridge Notes substantially in the form of Exhibit I executed in accordance
                                             ---------
          with Section 2.1D drawn to the order of the Lenders and with appropriate insertions; and

               (6) an originally executed Notice of Borrowing substantially in the form of Exhibit III, signed by the President or a Vice President
                      -----------
          of the Borrowers on behalf of the Borrowers delivered to the Agents;
          and

               (7) originally executed copies of one or more favorable written opinions of (I) Alston & Bird, counsel for the Borrowers, substantially in the form of Exhibit V and addressed to the Lenders
                                       ---------
          and (II) Cleary, Gottlieb, Steen & Hamilton, special counsel for the
          Lenders, substantially in the form of Exhibit VI and addressed to the
                                                ----------
          Lenders; and (III) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Agents shall have reasonably requested, including, without limitation, receipt of an environmental report and technical reports from independent consultants in respect of the Company and its Subsidiaries and their respective properties, reasonably satisfactory to the Agents; and

               (8) a certificate, delivered by the Company and signed by the President or a Vice President and the Chief Financial or Accounting Officer of the Company and addressed to the Lenders in form and substance reasonably satisfactory to the Agents, with appropriate attachments, stating that, after giving effect to the consummation of the Borrower Transactions, the fair saleable value of the assets of the Company and Capital will not be less than the probable liability on their debts, that each of the Company and Capital will be able to pay its debts as they mature and that each will not have unreasonably small capital to conduct its business, and the Agents shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as the Agents may reasonably request, all in form and substance reasonably satisfactory to the Agents; and

               (9) an Officers' Certificate from each of the Company and Capital in form and substance satisfactory to the Agents to the effect that (i) the representations and warranties in Section 4 hereof are true, correct and complete on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) the Borrowers have performed and complied with all covenants and agreements to be performed and observed by the Borrowers on or prior to the Closing Date and (iii) all conditions to the consummation of the Borrower

          Transactions have been satisfied on the terms set forth therein and have not been waived or amended without the Agents' prior written consent; and

               (10) executed or conformed copies of each of the JV Transaction Documents and, with respect to each of the foregoing, a copy of each legal opinion delivered in connection therewith, and all documents and instruments relating thereto; and

               (11) such further information, certificates and documents as the Agents may reasonably request.

     (b) The Borrowers shall have performed or complied with all covenants and agreements which this Agreement provides shall be performed or complied with prior to the Closing Date, except as otherwise disclosed to and agreed to in writing by the Agents.

     (c) The form, terms and substance of each of the JV Transaction Documents shall be reasonably satisfactory to the Agents; all of the covenants and agreements to be performed or observed in connection with each of the JV Transaction Documents and any agreements or documents related thereto prior to the Closing Date shall have been performed or complied with and all conditions contained in each of the JV Transaction Documents shall have been satisfied and not waived without the prior written consent of the Agents; and all of the transactions contemplated by the JV Transaction Documents and any agreements or documents related thereto to occur on or prior to the Closing Date shall have been consummated in accordance with the terms thereof concurrently with the transactions contemplated by this Agreement.

     (d) All authorizations, consents and approvals necessary in connection with the JV Transactions shall have been obtained and remain in full force and effect and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Agents shall have been delivered to the Agents.

     (e) There shall not be pending or, to the knowledge of the Borrowers, threatened any action, suit, proceeding, governmental investigation or arbitration which has not been settled, dismissed, vacated, discharged or terminated, against or affecting the Company, any of its Subsidiaries or any of their respective Affiliates or any property or asset of the Company, any of its Subsidiaries or any of their respective Affiliates which has not been disclosed by the Borrowers in writing to the Agents (and the Agents shall have received an Officer's Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, in the opinion of the Agents, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the JV Transactions. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the JV Transactions. There shall not be threatened, instituted or pending any action, suit, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign (i) challenging the JV Transactions or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Company's ownership or operation of all or any portion of the Company's business or assets (including the business and assets of Capital) or to compel the Company to dispose of or hold separate all or any portion of the Company's business or assets (including the business and assets of Capital) as a result of the JV Transactions; (iii) which, in any event, might materially adversely affect the JV Transactions; or (iv) seeking to impose any materially adverse conditions upon the JV Transactions.

     (f) The Agents and their counsel shall be reasonably satisfied that the consummation of the JV Transactions shall be in compliance with all Laws (including, without limitation, all applicable U.S. securities and banking laws, rules and regulations).

     (g) All of the covenants and agreements to be performed or observed in connection with the JV Transactions prior to the Closing Date shall have been performed or complied with; all of the conditions to the consummation of the JV Transactions shall have been satisfied and not waived without the prior written consent of the Agents and the JV Transactions, and all other transactions contemplated thereby, shall have been consummated on terms acceptable to the Agents.

     (h) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

     (i) There shall be no bankruptcy, insolvency, liquidation or other similar proceeding affecting, in any manner, all or a portion of the Acquired Assets.

     (j) The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Federal Reserve Board.

     (k) The Borrowers shall have complied with all agreements and obligations under the Amended and Restated Commitment Letter including the payment to First Union and its Affiliates of all fees payable pursuant to Section 2.3 hereof.

     (l) Neither of the Borrowers shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of First Union, has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of either of the Borrowers to consummate the Borrower Transactions and to execute, deliver and perform its obligations under the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection with the Borrower Transactions executed or to be executed by it; there shall not have been, in the reasonable judgment of First Union, any Material Adverse Change, or any development involving a prospective Material Adverse Change.

     (m) There shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States or minimum or maximum prices established on any such exchanges;
(ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or New York; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States, which, in the case of clause (A), (B) or (C) of this sentence, in the sole judgment of First Union, (x) makes it impractical or inadvisable to proceed with the consummation of the Borrower Transactions or the Bridge Loan or any of the other transactions contemplated hereby including, without limitation, the issuance and sale of the Demand Take-Out Securities or
(y) would materially affect the ability to sell or syndicate the Bridge Loan.

     (n) There shall not have been any disclosure of information relating to conditions or events not previously disclosed to the Lenders, or new information regarding previously disclosed matters, in the course of the Lenders' continuing legal, financial, tax, environmental, business and accounting due diligence review which the Lenders shall reasonably determine is material and adverse to the Borrowers or any of their Subsidiaries.

     (o) The Acquired Assets shall have generated a minimum EBITDA (as defined in the Prior Commitment Letter (as defined in the Amended and Restated Commitment Letter)) of at least $90.0 million for the 12 month period ending August 31, 1998.

     (p) The labor agreement for the Aiken, South Carolina facility shall have been extended through at least April 30, 1999, and the labor agreement for the Huntingdon, Pennsylvania facility shall have been extended through at least October 31, 1999, each extension on terms and conditions satisfactory to the Agents.

     (q) The Agents shall be satisfied with management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Borrowers as of the Closing Date.

     (r) The Agents shall be satisfied with all matters relating to the Company's relationship with Owens Corning and Jefferson, including, without limitation, raw material supply agreements, the transfer and use of Intellectual Property, the sharing of facilities, non-compete agreements, the sharing of employees and real property associated with the Acquired Assets and all other corporate services arrangements necessary for the Company to operate the Acquired Assets in a manner consistent with the historical practices of Owens Corning. The Agents shall have received a copy, certified by an Officer of the Company as true and complete, of each of the JV Supply and Service Agreements as originally executed and delivered, together with all exhibits and schedules thereto, and each third-party consent required or necessary in connection with the assignment of any of the JV Supply and Service Agreements to the Company.

     (s) All matters relating to the relationship between Owens Corning and Glass Holdings and between Owens Corning and AGY Holdings, including, without limitation, matters of ownership, capital structure and voting control, shall be satisfactory to the Agents.

     (t) The Borrowers and Owens Corning shall have entered into a transition services agreement dated as of the date hereof providing for the orderly transition of the Acquired Assets in connection with the transfer thereof from Owens Corning to the Company, which plan shall be in form and substance satisfactory to the Agents.

     (u) Owens Corning shall have agreed in writing to waive (in favor of the lenders under the Senior Credit Facility) any right it may have to preclude a merger or sale of the Acquired Assets upon the occurrence of an Event of Default and the acceleration of the Bridge Loans and termination of the Bridge Loan Commitments pursuant to Section 7. Such waiver letter shall be satisfactory to the Agents.

     (v) The management team and board of directors as described in the LLC Operating Agreement shall have been appointed.

     (w) The Agents shall have received the five-year strategic business plan of the Borrowers covering the five-year period following the Closing Date, approved by the Owens Corning and AGY Holdings, which plan shall be in form and substance satisfactory to the Agents.

     (x) The Agents shall have received the seven year financial and operational projections for the Company and its Subsidiaries for the fiscal years 1998 through 2005, together with a detailed explanation of all management assumptions contained therein, which projections shall be in form and substance satisfactory to the Agents.

     (y) The Agents shall have received the Borrowers' plan for becoming Year 2000 Compliant, which plan shall be in form and substance satisfactory to the Agents.

     (z) The Agents shall have received copies of all appraisals conducted on the personal property of the Borrowers and their Subsidiaries.

     (aa) Each of the Glass Marbles Supply Agreement, the Alloy Services Agreement and the Borates Supply Agreement shall have been amended so that the Company shall have the option to extend the duration of such agreements for a period of at least seven years from the Closing Date.

     (bb) The Company shall have had discussions with the Agents regarding the Company's financial condition and results of operations for the month of September 1998 based on the most current information reasonably available to the management of the Company and which discussions shall not have disclosed any information which the Agents shall reasonably determine is material and adverse to the Company.

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

     In order to induce the Lenders to enter into this Agreement and to make the Bridge Loan, the Borrowers jointly and severally represent and warrant to the Lenders that, at the time of execution hereof the following statements are, and on the Closing Date will be, true, correct and complete.

     4.1   Organization and Good Standing; Capitalization
           ----------------------------------------------

     (a) The Company and Capital are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. The Company and Capital have the full power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted and as proposed to be conducted and are duly qualified as a foreign corporation and in good standing in all jurisdictions in which they are doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

     (b) Capital and AG Yarns are the only Subsidiaries of the Company in existence on the date of this Agreement. The Capital Stock of each of Capital and AG Yarns is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. All of the outstanding shares of Capital Stock of each of Capital and AG Yarns are beneficially owned directly by the Company, free and clear of any perfected security interest or any other security interests, claims, Liens or encumbrances other than Liens granted to secure the Senior Credit Facility.

     4.2   Authorization and Power
           -----------------------

     The Borrowers have the full power and requisite authority, and, to the extent a party thereto, have taken all corporate action necessary, to consummate the Borrower Transactions and to execute, deliver and perform their respective obligations under the Loan Documents, the Senior Credit Facility and each other document and instrument to be executed, delivered or performed by them in connection with the Borrower Transactions.

     4.3   No Conflicts or Consents
           ------------------------

     (a) The execution, delivery and performance of the Loan Documents, the Senior Credit Facility and each other document and instrument to be executed, delivered or performed by the Borrowers in connection with the Borrower Transactions, the consummation of each of the transactions herein or therein contemplated and, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Bridge Notes and the Senior Credit Facility do not and on the Closing Date will not (i) violate any Law applicable to the Company or Capital or any judgment, order, writ, injunction or decree of any Tribunal binding on the Company or Capital (ii) conflict with, result in a breach or violation of or constitute a default under the certificate of formation or incorporation or bylaws or operating agreement of the Company or Capital or any Contractual Obligation of the Company or Capital (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or Capital (other than any Liens created under the Senior Credit Facility) or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or Capital except for such approvals or consents which have been obtained and disclosed in writing to First Union or which have been waived in writing by First Union on behalf of the Lenders.

     (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Borrowers of the Loan Documents, the Senior Credit Facility or any other document or instrument to be delivered, executed or performed by the Borrowers in connection with the Borrower Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order that has been obtained and remains in full force and effect or which has been waived in writing by First Union on behalf of the Lenders.

     4.4   Enforceable Obligations
           -----------------------

     Each of the Loan Documents the Senior Credit Facility and each other document or instrument to be delivered in connection therewith has been duly authorized by all necessary action of the Borrowers; each of the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the date hereof has been duly executed and delivered by the Borrowers; and each of the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the date hereof is, and each of the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection therewith to be executed and delivered after the Closing Date, will be, upon such execution and delivery, the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.5   Properties; Liens
           -----------------

     The Borrowers own, lease or have sufficient rights to use such properties and assets as are necessary to the conduct of their operations as presently conducted and as contemplated to be conducted following consummation of the Borrower Transactions, and the Borrowers are not, nor to the knowledge of the Company, is any other party thereto, in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the material assets of the Borrowers is subject to any restriction which would prevent continuation of the use currently made, or contemplated to be made, thereof or which would materially adversely affect the value thereof.

     4.6   Financial Condition
           -------------------

     (a) The Company has delivered copies of the following financial statements to the Agents: (i) the audited statement of net assets as of December 31, 1996 and December 31, 1997 of the Company and the related statements of operations, changes in net assets and cash flows of the Company for the three-year period ended December 31, 1997, certified by Arthur Andersen LLP and (ii) the unaudited statement of net assets of the Company at June 30, 1998 and the related statements of operations, changes in net assets and cash flows for the Company for the six-month period ended June 30, 1998. The foregoing financial statements referred to in clauses (i) and (ii) were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Company, and fairly present in all material respects the consolidated financial position of the Company, respectively, as at the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods then ended. The Company did not have at December 31, 1997 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are of a type required by GAAP to be reflected in financial statements or the notes thereto which are not so reflected. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1997 except as reflected therein.

     (b)   Upon giving effect to the Borrower Transactions:

           (i) The fair saleable value of the assets of the Company, Capital and AG Yarns, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

           (ii) The assets of the Company, Capital and AG Yarns, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

           (iii) The Borrowers do not intend to, and will not permit any of their Subsidiaries to, Incur debts beyond such Person's ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow of the Company and each of its Subsidiaries, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such Person when such amounts are required to be paid.

           (iv) The Borrowers do not intend, and do not believe, that final judgments against the Borrowers or any of their Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Company, Capital and AG Yarns, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.6(b)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.


     4.7   Full Disclosure
           ---------------

     The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to the Agents by the Borrowers are complete, were prepared by or under the direction of an officer of the Borrowers and were prepared in good faith on the basis of information and assumptions that the Borrowers believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Borrowers to the Agents or Lenders for purposes of or in connection with the Loan Documents, the Senior Credit Facility and all exhibits and appendices thereto does not contain any untrue statement by such party or, to its knowledge, any other party of a material fact or omit to state any material fact necessary to keep the statements made by such party or, to its knowledge, any other party contained herein or therein from being misleading in a material respect. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document or certificate furnished to the Agents or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.8   No Default
           ----------

     No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

     4.9   Compliance with Contracts, Etc.
           -------------------------------

     Neither the Company nor Capital is in violation of its charter or certificate of formation, by-laws or operating agreement or other organizational documents, and no Event of Default or event that but for the giving of notice or the lapse of time, or both, would constitute an Event of Default on the part of the Borrowers exists under any Contractual Obligation of the Borrowers which could reasonably be expected to have a Material Adverse Effect.

     4.10  No Litigation
           -------------

     Except as disclosed on Schedule G, there is no Litigation pending or, to the best knowledge of the Borrowers after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the JV Transactions, or (c) the Borrowers which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the ability of the Borrowers to consummate the Borrower Transactions in a timely manner. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the JV Transactions or any other transactions contemplated by the Loan Documents or the Senior Credit Facility. Neither of the Borrowers is in default with respect to any judgment, order, writ, injunction or decree of any Tribunal, and there are no unsatisfied judgments against the Borrowers or their respective businesses or properties. Neither of the Borrowers has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, could reasonably be expected to have a Material Adverse Effect.

     4.11  Use of Proceeds; Margin Stock, Etc.
           -----------------------------------

     The proceeds of the Bridge Loan will be used solely to fund the Jefferson Distribution and AGY Holdings Distribution. None of such proceeds will be used in violation of Regulation T, U or X. Neither of the Borrowers has taken or will take any action which might cause any of the Loan Documents to violate the applicable provisions of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

     4.12  Taxes
           -----

     All material Tax Returns, foreign and domestic, required to be filed by or on behalf of either of the Borrowers in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon other than Contested Claims. There is no material proposed tax assessment with respect to Taxes due by or on behalf of either of the Borrowers, and, to the best knowledge of the Borrowers, there is no basis for such assessment, except for Contested Claims.

     4.13  ERISA
           -----

     A. No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of either of the Borrowers or any of their respective ERISA Affiliates which could reasonably be expected to have a Material Adverse Effect.

     B. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), is not an amount which would reasonably be expected to have a Material Adverse Effect.

     C. Neither of the Borrowers has incurred or is reasonably expected to incur any liability with respect to any Foreign Plan or Foreign Plans which individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect.

     4.14  Compliance with Law
           -------------------

     The Borrowers are in compliance with all Laws, except where the failure to comply, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.15  Government Regulation
           ---------------------

     Neither of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the Incurrence by either of the Borrowers of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     4.16  Intellectual Property
           ---------------------

     A. Each of the Borrowers owns or is licensed to use all Intellectual Property necessary to permit the operation of its businesses as currently conducted except where the failure to own or license the use of such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     B. To the Borrowers' knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To the Borrowers' knowledge, the use of such Intellectual Property by the Borrowers does not infringe on the rights of any Person, subject to such claims and infringements as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the Borrower Transactions will not impair the ownership of (or the license to use, as the case may be) of such Intellectual Property by the Borrowers.

     4.17  Environmental Matters
           ---------------------

           (i) The operations of each of the Borrowers (including, without limitation, as the term is used throughout this Section 4.17, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;

           (ii) Each of the Borrowers has obtained all Permits under Environmental Laws necessary to their respective operations under currently applicable law, and all such Permits are being maintained in good standing, and each of the Borrowers is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which could not reasonably be expected to have a Material Adverse Effect;

           (iii) Neither of the Borrowers has received (a) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any relating to any Hazardous Materials except as could not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)
     9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Borrowers' knowledge, neither of the Borrowers is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect;

           (iv) Neither of the Borrowers is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

           (v) Neither of the Borrowers or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would reasonably be expected to have a Material Adverse Effect;

           (vi) Neither of the Borrowers has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by any of the Company or its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

           (vii) Except as disclosed on Schedule B, neither of the Borrowers or any predecessor of any of the Company or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

           (viii) No Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither of the Borrowers has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

           (ix) Neither of the Borrowers or, to the best of the Borrowers' knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

           (x) No unregistered or noncompliant underground storage tanks and no unmonitored or otherwise noncompliant surface impoundments are on or at any Facility; and

           (xi) No Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of either of the Borrowers except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything in this Section 4.17 to the contrary, no event or condition has occurred which may interfere with present compliance by either of the Borrowers with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, any matter disclosed on Schedule B which, individually or in the aggregate, has had a
             ----------
Material Adverse Effect.

     4.18  Survival of Representations and Warranties
           ------------------------------------------

     Subject to Section 12.10(B), all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until one year after repayment of the Bridge Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

     4.19  Permits
           -------

     Each of the Borrowers has, such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances ("Permits"), and is in compliance in all material respects with all Laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of the JV Transactions except where the failure to have such Permits or to comply with such Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such Permits are valid and in full force and effect. Each of the Borrowers is in compliance in all material respects with its obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.20  Insurance
           ---------

     Each of the Borrowers carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is in full force and effect.

     4.21  Labor Matters
           -------------

     No labor disturbance by the employees of either of the Borrowers exists or, to the best knowledge of the Borrowers, is threatened and the Borrowers are not aware of any existing or imminent labor disturbance by the employees of the principal suppliers, manufacturers or customers of either of the Borrowers.

     4.22  Guarantees
           ----------

     Each Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any Law or the charter or bylaws of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company under any Contractual Obligation of such Guarantor or the Company or any other Subsidiary of the Company; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of such Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the foregoing representations and warranties of the Borrowers shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

     4.23  Senior Subordinated Indenture; Etc.
           -----------------------------------

     The Borrowers and each Guarantor shall (to the extent such documents are executed), on the date they execute and deliver the Senior Subordinated Indenture and the Exchange Notes (or the guarantees related thereto, as the case may be) and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of their respective obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Borrowers and the Guarantors enforceable against the Borrowers and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Borrowers and the Guarantors, the Senior Subordinated Indenture and the Exchange Notes (and the guarantees thereof) and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (and the guarantees thereof) shall constitute legal, valid, binding and unconditional obligations of the Borrowers and the Guarantors, as the case may be, enforceable against the Borrowers and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     4.24  Broker's or Finder's Fees
           -------------------------

     Other than as contemplated in the Amended and Restated Commitment Letter and other than fees payable to First Union and its Affiliates in connection with the Acquisition, no broker's or finder's fees or commissions will be payable by the Borrowers or any of their Subsidiaries with respect to any transaction contemplated by any of the Loan Documents or the Senior Credit Facility and no similar fees or commissions will be payable by the Borrowers or any of their Subsidiaries for any other services rendered to the Borrowers or any of their Subsidiaries in connection with the transactions contemplated hereby and thereby. The Borrowers represent, warrant, covenant and agree that the Borrowers will indemnify the Lenders and the Agents against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the Loan Documents or the Senior Credit Facility or any of the transactions contemplated thereunder.

     4.25  JV Supply and Service Agreements
           --------------------------------

     The agreements and contracts set forth on Schedule D (the "JV Supply and Service Agreements") represent all of the agreements and contracts (i) entered into between the Company and Owens Corning (and such other Persons as may be parties thereto) and (ii) that Owens Corning is transferring or assigning to, or otherwise conferring rights thereunder upon, the Company in connection with the Acquisition.

     4.26  Year 2000 Compliance
           --------------------

     Any reprogramming and related testing required to permit the proper functioning of each of the Borrowers' computer systems in and following the year 2000 will be completed in all material respects prior to September 1, 1999 (that is, each of the Borrowers will be "Year 2000 Compliant"), and the cost to each of the Borrowers of such reprogramming and testing will not result in a Default or Potential Event of Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each of the Borrowers is and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, adequate for the conduct of its business.

     4.27  Entire Business
           ---------------

     The assets transferred and the rights and services made available to the Company pursuant to the LLC Sale and Purchase Agreement, the Asset Contribution and Sale Agreements and the JV Supply and Service Agreements constitute all assets, properties and rights necessary to conduct the Business following the Acquisition in all material respects as currently conducted and as historically conducted by Owens Corning.

     4.28 Representations and Warranties in Other Agreements
          --------------------------------------------------

     As of the Closing Date, each representation and warranty made by the Borrowers in any JV Transaction Document is true, correct and complete in all material respects.

SECTION 5    AFFIRMATIVE COVENANTS

     The Borrowers jointly and severally covenant and agree that, until the satisfaction in full of the Bridge Loan and the Bridge Notes and all other amounts due under this Agreement have been paid in full, they shall, and shall cause each of their Subsidiaries to, fully and timely perform all covenants in this Section 5.

     5.1  Financial Statements and Other Reports
          --------------------------------------

          The Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver (or, in the case of clause (i) below, make certain Officers available) to each Lender and the Agents as follows:

          (i) within 30 days after the end of each month ending after the Closing Date, the Company will make available to the Lenders, Officers of the Company who have responsibility for, or are knowledgeable with respect to, financial and accounting matters of the Company and its Subsidiaries, to discuss with the Lenders the Company's results of operations and financial condition for each such month based on the most recent financial information reasonably available to such Officers; provided, that the
                                                        --------
     Company will not be required to comply with this clause (i) more than once during each such 30 day period;

          (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer or the controller of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (3) the Company's quarterly report on Form 10-Q for such quarterly period, and (4) only if the Company does not file quarterly reports on Form 10-Q with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (iii) as soon as available, but in any event within ninety 90 days after the end of (i) the fiscal year of the Company ending on December 31, 1998, a copy of the joint balance sheet of the Business and the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related joint statements of income and retained earnings and of cash flows of the Business and the Company and its consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent, (x) setting forth in comparative form the figures for the Business for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification and (y) prepared in a manner consistent with the annual audited financial statements of the Business for the fiscal year ended on December 31, 1997 previously delivered to the Agents and the Lenders (giving effect to the Acquisition as if it had occurred on January 1, 1998 and taking into account expense adjustments, as applicable, for selling, general and administrative expenses and for expenses incurred pursuant to the JV Supply and Service Contracts); and (ii) each fiscal year of the Company thereafter, (1) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, (2) the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to section 5.l(x) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or the controller of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries, at the dates indicated and the results of their operations and their cash flows for the periods indicated, (3) the Company's annual report on Form 10-K for such year, (4) only if the Company does not file annual reports on Form 10-K with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in annual reports on Form 10-K) prepared for such fiscal year, and (5) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, (a) an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Bridge Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.8, 6.9 and 6.13;

          (v) together with each delivery of consolidated financial statements pursuant to Section 5.1(iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be
                                  --------
     liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificates delivered therewith is not correct;

          (vi) promptly upon receipt thereof, copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its public security holders or by any Subsidiary of the Company to its public security holders other than the Company or another Subsidiary of the Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

          (viii) promptly upon any executive officer of either of the Borrowers obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to either of the Borrowers or any Subsidiary of either of the Borrowers or taken any other action with respect to a claimed default or event or condition which might result in an Event of Default referred to in Section 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Company is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

          (ix) promptly upon any executive officer of either of the Borrowers obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), Environmental Claim, governmental investigation or arbitration against or affecting either of the Borrowers or any of their Subsidiaries or any property of either of the Borrowers or any of their Subsidiaries not previously disclosed in writing by either of the Borrowers to the Lenders or (Y) any material development in any proceeding that, in any case:

                 (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                 (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the JV Transactions;

     written notice thereof together with such other information as may be reasonably available to either of the Borrowers or any of their Subsidiaries to enable the Lenders and their counsel to evaluate such matters;

          (x) as soon as practicable but in any event no later than 45 days following the first day of each fiscal year a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of income, cash flow and cash position of the Company and its Subsidiaries, together with an outline of the major assumptions upon which the forecast is based. Together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, the Company shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this
     Section 5.1(x);

          (xi) in writing, promptly upon any Officer of either of the Borrowers obtaining knowledge that the Company or any of its Subsidiaries has received notice or otherwise learned of any Environmental Claim or other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release, threatened release or presence of any Hazardous Material in the environment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which either of the Borrowers or any of their Subsidiaries would have a duty to report to a Tribunal under an Environmental Law, or (z) the existence of any Environmental Lien on any properties or assets of either of the Borrowers or any of their Subsidiaries;

          (xii) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

          (xiii) promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Company and (b) the ownership structure and jurisdiction of incorporation of such Person; and

          (xiv)  with reasonable promptness such other information and data with respect to the Company or any of its Subsidiaries or any of their respective properties, businesses or assets as from time to time may be reasonably requested by any Lender; provided that no information or data
                                         --------
     shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege.

     5.2  Corporate Existence, Etc.
          -------------------------

     The Company will at all times preserve and keep in full force and effect its (a) rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 6.6 or where the failure to so preserve or keep could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) The Company will at all times preserve and keep in full force and effect the corporate existence of Capital.

     5.3  Payment of Taxes and Claims; Tax Consolidation
          ----------------------------------------------

     A. Each of the Borrowers will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries or any of its or their material properties or assets or in respect of any of its or their franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its or their properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that
                                                                 --------
no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Neither of the Borrowers will, nor permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax Return with any Person (other than the Borrowers or any of their Subsidiaries so long as the filing of such consolidated income Tax Return is permitted by applicable law).

     5.4  Maintenance of Properties; Insurance
          ------------------------------------

     Each of the Borrowers will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in its business and the business of its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided that nothing in
                                                      --------
this Section 5.4 shall prevent either of the Borrowers or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of its Board of Directors, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. Each of the Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which either of the Borrowers and its Subsidiaries operate.

     5.5  Inspection
          ----------

     Each of the Borrowers shall permit any authorized representatives designated by the Agents to visit and inspect any of the properties of it or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to receive copies and extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of each of the Borrowers or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     5.6  Equal Security for Bridge Loan
          ------------------------------

     If either of the Borrowers or any of their Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.2, the Borrowers shall make or cause to be made effective provision whereby (i) the Obligations under this Agreement, in the case of the Borrowers and (ii) the Guarantee Obligations of the Guarantors if any, will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as or deemed to be a consent
--------
by the Agents to any violation of the provisions of Section 6.2; and provided,
                                                                     --------
further, that the Borrowers shall under no circumstances be required to make or
-------
cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

     5.7  Compliance with Laws, Etc.
          --------------------------

     The Borrowers shall and shall cause each of their Subsidiaries to comply with the requirements of all Laws, to the extent noncompliance, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.8  Maintenance of Accurate Records, Etc.
          -------------------------------------

     Each of the Borrowers shall, and shall cause each of its Subsidiaries to, keep true books and records and accounts in which full and correct entries will be made of all of its and their respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its or their respective financial statements adequate accruals and appropriations to reserves all in accordance with GAAP and consistent with prior business practices.

     5.9  Take-Out Financing
          ------------------

     The Borrowers agree that upon request (a "Take-Out Request") from the Take-Out Bank, the Borrowers will take all actions necessary or desirable, to the extent within their power, so that the Take-Out Bank can, as soon as practicable after such Take-Out Request, publicly sell or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Borrowers further agree that upon notice by the Take-Out Bank, at any time and from time to time following the

Initial Request Date, the Borrowers will issue and sell Demand Take-Out Notes upon such terms and conditions as specified in such notice; provided that (i)
                                                            --------
the interest rate thereon (whether fixed or floating) shall be determined by the Take-Out Bank in light of the then prevailing market conditions but in no event shall the Borrowers be required to accept either (a) a stated interest rate on the Demand Take-Out Notes in excess of 13.0% per annum or (b) an issue price
                                             --- -----
(after deducting the Take-Out Bank's selling or placement discount but before deducting expenses) of less than 97.25% of par value; (ii) the Borrowers, in its reasonable discretion after consultation with the Take-Out Bank, shall determine whether the Demand Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Notes will be accompanied by customary registration rights; (iii) the maturity of any Demand Take-Out Notes shall not be earlier than the tenth anniversary of the Closing Date; and (iv) all other arrangements with respect to the Demand Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Bank and the Borrowers in light of the then prevailing market conditions. The foregoing shall not limit the Borrowers' right to refinance the Bridge Loan by any other means.

     5.10 Exchange of Bridge Notes
          ------------------------

     (a) The Borrowers will, at any time after the Exchange Date, on or prior to the tenth Business Day following the written request of First Union or Warburg (the "Initial Exchange Request"):

          (i) Execute and deliver, cause each Guarantor, if any, to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture;

          (ii) Notify each Lender that the Bridge Notes may be exchanged for Exchange Notes (as defined below) and provide each Lender with a copy of the Senior Subordinated Indenture.

     (b) At any time after the receipt of the Initial Exchange Request, upon receipt of a written request from any Lender to exchange an amount of Bridge Notes permitted by clause (c) below, (a "Subsequent Exchange Request"), the Borrowers shall, within 10 Business Days following any such receipt:

          (i) Execute and deliver in accordance with the Senior Subordinated Indenture to each Lender that delivered the Initial Exchange Request or a Subsequent Exchange Request a note in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") in exchange for such Bridge Notes dated the date of the issuance of such Exchange Note, payable to such Lender in the same principal amount as such Bridge Notes (or portions thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

          (ii) Execute and deliver, and cause each Guarantor, if any, to execute and deliver, to each holder or beneficial owner of Exchange Notes, a Registration Rights Agreement containing terms as are generally set forth in Exhibit IV hereto, if such
        ----------

     Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

     (c) A Subsequent Exchange Request shall specify the principal amount of the Bridge Notes to be exchanged pursuant to this Section 5.10 which shall be at least $5,000,000 and integral multiples of $10,000 in excess thereof. Bridge Notes delivered to the Borrowers under this Section 6.10 in exchange for Exchange Notes shall be canceled by the Borrowers and the corresponding amount of the Bridge Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

     (d) The Exchange Notes shall (unless First Union otherwise elects by providing the Borrowers with notice prior to the Exchange Date) bear interest at a fixed rate per annum equal to the rate of interest borne by the Bridge Notes on the Exchange Date and shall be subject to the PIK Interest Amount if otherwise available to the Borrowers. The Exchange Notes will not be redeemable by the Borrowers for a period of 5 years from the Closing Date and, subject to
Section 6.16, will be redeemable thereafter, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the date of such redemption plus the Applicable Redemption Premium; provided, however, that if First Union provides the notice described in
          -------  -------
the first sentence of this paragraph, but subject to Section 6.16, the Exchange Notes will be redeemable at any time, in whole or in part, by the Borrowers upon not less than 10 days written notice to the holders of such Exchange Notes at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the date of such redemption.

     (e) The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

     5.11 ERISA Compliance
          ----------------

     The Borrowers and each of their Subsidiaries will notify the Lenders promptly upon becoming aware of any fact arising in connection with any of the Pension Plans or any Multiemployer Plans which have resulted in or could be reasonably expected to constitute or result in an ERISA Event, together with a statement as to the action, if any, proposed to be taken with respect thereto.

     5.12 Payments in U.S. Dollars
          ------------------------

     All payments of any Obligations to be made hereunder or under the Bridge Notes by the Borrowers or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

     5.13 Register
          --------

     The Borrowers hereby designate First Union to serve as the Borrower's agent, solely for purposes of this Section 5.12, to maintain a register (the "Register") on which it will record the Bridge Loan made by each of the Lenders and each repayment in respect of the principal amount of the Bridge Loan of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Bridge Loan. With respect to any Lender, the transfer of the Bridge Loan Commitment of such Lender and the rights to the principal of, and interest on, any Bridge Loan made pursuant to such Bridge Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by First Union with respect to ownership of such Bridge Loan Commitment and Bridge Loan and prior to such recordation all amounts owing to the transferor with respect to such Bridge Loan Commitment and Bridge Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Bridge Loan Commitment and Bridge Loan shall be recorded by First Union on the Register only upon the receipt by First Union of a properly executed and delivered assignment and assumption agreement pursuant to Section 12.2A. Coincident with the delivery of such an assignment and assumption agreement to First Union for acceptance and registration of assignment or transfer of all or part of a Bridge Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Bridge Note evidencing such Bridge Loan, and thereupon one or more new Bridge Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender

     5.14 Lenders Meeting
          ---------------

     The Borrowers will participate in a meeting with the Lenders once during each fiscal year during which any Obligations are outstanding hereunder to be held at a location and a time selected by the Borrowers and reasonably satisfactory to the Lenders.

     5.15 Additional Guarantors
          ---------------------

     The Borrowers will cause any Person that becomes a Wholly-Owned Subsidiary of either Borrower that is organized under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia (whether by creation, acquisition or otherwise) to execute and deliver a notation of guarantee substantially in the form of Exhibit VII, (and with such
                                                   -----------
documentation relating thereto as First Union shall require, including, without limitation, a supplement or amendment to this Agreement and opinions of counsel as to the enforceability of such guarantee) pursuant to which such Wholly-Owned Subsidiary shall become a Guarantor under the Bridge Notes and this Agreement in accordance with Section 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

     5.16 Marketing Take-Out Securities
          -----------------------------

     (a) If requested from time to time by First Union, the Borrowers will make appropriate officers of the Borrowers and their Subsidiaries available to First Union for meetings with prospective purchasers of the Bridge Notes and preparing and presenting to such prospective purchasers material in connection with such meetings.

     (b) If requested by FUCM, the Borrowers will make appropriate officers of the Borrowers and their Subsidiaries available to FUCM for road show meetings with prospective purchasers of the Take-Out Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities.

     5.17   Environmental Matters
            ---------------------

            (i) The Borrowers shall and shall cause each of their Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to comply materially with all applicable Environmental Laws and to maintain and comply materially with the terms of all Permits under applicable Environmental Laws necessary to their respective operations.

            (ii) The Borrowers shall and shall cause each of their Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) promptly to conduct and complete all notifications, investigations, studies, sampling and testing, and all remedial, cleanup, removal and other actions, required under applicable Environmental Laws.

            (iii) The Borrowers shall and shall cause each of their Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) to limit the presence of Hazardous Materials to those Hazardous Materials that are necessary to the normal operation of their respective businesses.

SECTION 6      NEGATIVE COVENANTS

     The Borrowers jointly and severally covenant and agree that until the satisfaction in full of the Bridge Loan and the Bridge Notes and all other amounts due under this Agreement have been paid in full, they shall, and shall cause each of their Subsidiaries to, fully and timely perform all covenants in this Section 6.

     6.1    Indebtedness
            ------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries, directly or indirectly, to Incur any Indebtedness, except for the following ("Permitted Indebtedness"):

            (i) Indebtedness under the Bridge Notes, the Exchange Notes, the Guarantees and the Keep Well Agreement;

            (ii) Indebtedness of up to $315,000,000 in the aggregate at any one time outstanding under the Senior Credit Facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being understood that the Senior Subordinated Indenture shall provide that any borrowings under the Senior Credit Facility in excess of $315,000,000, or such lesser amount resulting from any permanent commitment reductions, must be made in accordance with the last paragraph of this
     Section 6.1);

           (iii) other Indebtedness of the Company and its Subsidiaries existing on the Closing Date (as set forth in Schedule C) reduced by the
                                                   ----------
     amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

           (iv) Hedging Obligations of the Company and its Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

           (v) Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

           (vi) Indebtedness of a Subsidiary of the Company to the Company or to a Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Subsidiary of the Company; provided that if as of any date any Person other than the Company or a
     --------
     Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien (other than Permitted Liens) in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (vii) Indebtedness of the Company to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company and subject to no Lien; provided that (a) any
                                                       --------
     Indebtedness of the Company to any Wholly-Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under any Senior Indebtedness and under this Agreement and the Bridge Notes and (b) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien (other than Permitted Liens) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

           (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two Business Days of Incurrence;

           (ix) Indebtedness of the Company or any of its Subsidiaries (other than Capital) represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

           (x)    Permitted Refinancing Indebtedness; and

           (xi) Additional Indebtedness of the Company and its Subsidiaries (other than Capital) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding for Capital Lease Obligations or for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property.

     In addition to the foregoing, the Senior Subordinated Indenture shall provide that the Company and any Guarantors may Incur additional Indebtedness; provided, that (a) no Potential Event of Default with respect to payment of
--------
principal of, or interest on, the Exchange Notes or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness and (b) immediately before and immediately after giving effect to the Incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 3.0 to 1.0.

     6.2   Liens
           -----

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, other than the following (collectively, the "Permitted Liens"):

           (i) Liens for Taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its or their books such reserves as may be required pursuant to GAAP;

           (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

           (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) judgment Liens not giving rise to an Event of Default and Liens securing appeal or similar surety bonds therefor; provided, that (a) no Event of Default exists with respect thereto and (b) the aggregate amount secured by such Lien does not exceed $10,000,000 (exclusive of Liens securing judgments covered by insurance in respect of which the carrier has not contested coverage);

           (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

           (vi) any interest or title of a lessor under any Capital Lease; provided that such Liens do not extend to any property or assets which is
     --------
     not leased property subject to such Capital Lease;

           (vii) purchase money Liens to finance property or assets of the Company or a Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money
               --------  -------
     Indebtedness (x) is Incurred in accordance with Section 6.1, (y) shall not exceed the cost of such property or assets and (z) shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 30 days of such acquisition;

           (viii) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Subsidiaries securing such obligations of the Company or any of its Subsidiaries in respect of bankers' acceptances issued or created for the account of the Company or any of its Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

           (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

           (xi) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is Incurred under this Agreement or the Senior Credit Facility;

           (xii) Liens upon all or substantially all of the assets of the Company and its Subsidiaries, whether now owned or hereafter acquired, granted to secure the Senior Credit Facility; and

           (xiii)  Liens existing on the Closing Date as set forth on Schedule A
                                                                      ----------
     to the extent and in the manner such Liens are in effect on the Closing Date and Liens to secure any Permitted Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Section 6.2 and which Indebtedness has been Incurred in accordance with Section 6.1; provided that such new Lien shall not
                                     --------
     extend to any property or assets other than the property or assets securing the Indebtedness being Refinanced by such Permitted Refinancing Indebtedness.

     6.3   Restricted Payments
           -------------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution, on any Capital Stock of the Company or its Subsidiaries (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or any Wholly-Owned Subsidiary of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Company or any of its Subsidiaries, or any warrants, rights or options to acquire shares of any class of such Capital Stock, (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity payment, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or Senior Subordinated Indebtedness of the Company or any of its Subsidiaries or (iv) make any Investment other than Permitted Investments (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance, prepayment or Investment set forth in clauses (i), (ii),
(iii) and (iv) above a "Restricted Payment").

     The preceding paragraph will not prohibit (a) the making of distributions in cash to Jefferson and AGY Holdings within 75 days after the end of each taxable year of the Company in an amount equal to the greater of (i) the product of (A) the sum of (x) the maximum federal corporate income tax rate in effect during such taxable year and (y) six percent and (B) the sum of the items of ordinary income and expense and net capital gain allocated to Jefferson or AGY Holdings, as the case may be, for such taxable year (taking into account any special allocations resulting from adjustments under section 743 of the Code, referred to herein as "Special Allocations") and (ii) actual income taxes then being assessed against Jefferson or AGY Holdings on items of ordinary income and expense and net capital gain allocated to Jefferson or AGY Holdings so long as, in each case, immediately both before and after giving effect to such payments no Event of Default shall then exist; (b) the making of distributions to Jefferson with respect to the purchase price under the LLC Sale and Purchase Agreement for net asset value not to exceed $2.5 million and (c) the making by the Company and its Subsidiaries of Restricted Payments not to exceed $4,000,000 in the aggregate; provided, that the Senior Subordinated Indenture shall omit
                  --------
this clause (c).

     Notwithstanding the first paragraph of this Section 6.3, the Senior Subordinated Indenture shall provide that the Company and its Subsidiaries may make Restricted Payments if, at the time of making any such Restricted Payment or immediately after giving effect thereto, (i) no Potential Event of Default or Event of Default shall have occurred and be continuing, (ii) the

Company is able to incur at least $1.00 of additional Indebtedness pursuant to the last paragraph of Section 6.1 and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Closing Date (the amount expended for such purposes, if other than cash, being the fair market value of such property) does not exceed: (A) 50% of cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) accrued during the period (treated as one accounting period) beginning on the first full fiscal quarter after the Closing Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; less (B) the amount of
                                                   ----
Restricted Payments made pursuant to clause (c) of the preceding paragraph (it being understood that clause (c) of the preceding paragraph will be omitted from the Senior Subordinated Indenture); plus (C) without duplication of any amounts
                                    ----
included in clause (A) above, in the case of the disposition or repayment of, or the receipt by the Company or any Subsidiary of the Company of any dividends or distributions from, any Restricted Payment made pursuant to clause (c) of the preceding paragraph that constituted an Investment, an amount equal to the lesser of the amount of such Investment and the amount received by the Company or any Subsidiary of the Company upon such disposition, repayment, dividend or distribution. In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with clause (iii) of this paragraph, amounts expended pursuant to clauses (a) and (b) of the preceding paragraph shall not be included in such calculation.

     6.4   Contingent Obligations
           ----------------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

           (i) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations outstanding on the Closing Date described in Schedule C.
                  ----------

           (ii) any Guarantors may become and remain liable with respect to Contingent Obligations under the Guarantees;

           (iii) the Company and its Subsidiaries (other than Capital) may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with additional acquisitions of assets or stock, Asset Sales or other sales of assets; provided that the maximum assumable
                                           --------
     liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sales and other sales;

           (iv) the Company and its Subsidiaries (other than Capital) may become and remain liable with respect to Contingent Obligations under guarantees made under the Senior Credit Facility; and

           (v) Hedging Obligations of the Company and its Subsidiaries entered into in the ordinary course of business and not for speculative purposes.

     6.5   Layering of Indebtedness
           ------------------------

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, Incur any Indebtedness that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Bridge Notes and the Guarantees to the same extent and in the same manner as the Bridge Notes and the Guarantees are subordinated to the Senior Credit Facility, except for Senior Subordinated Indebtedness that is subordinate to the Senior Credit Facility to the same extent and in the same manner as the Bridge Loan and the Guarantees.

     6.6   Restriction on Fundamental Changes
           ----------------------------------

     Subject to Section 5.2 and other than the sale of 100% of a Subsidiary of the Company in accordance with Section 6.13 and Section 6.14, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except that any Subsidiary of the Company (other than Capital) may be merged, amalgamated, consolidated or combined with or into the Company or any Guarantor or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of related transactions, to the Company, any Guarantor or any Person which, as a result thereof, shall (i) become a Wholly-Owned Subsidiary of the Company and (ii) become a Guarantor in accordance with Section 10; provided that (A) no Potential
                                                  --------
Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary of the Company, the Company shall be the continuing or surviving entity, (C) the surviving entity
(I) continues to be bound as such under this Agreement or the Guarantee of such Guarantor, as the case may be, and (II) executes and delivers to First Union immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to First Union, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to First Union to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as First Union may reasonably request and (D) immediately after giving effect to any transaction contemplated by this Section 6.6, the Company shall have a Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction.

     6.7   Limitation on Dividend and Other Payment Restrictions Affecting
           ---------------------------------------------------------------
           Subsidiaries
           ------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Loan Documents and any instrument governing Take-Out Securities or Exchange Notes to the extent Incurred in accordance with this Agreement; (ii) the Senior Credit Facility as in effect on the Closing Date and any amendment or restatement thereof; provided, however, that any such amendment or restatement is not materially more
--------  -------
restrictive with respect to such encumbrance or restriction than those in existence on the Closing Date; (iii) any instrument governing Acquired Indebtedness which encumbrances or restrictions do not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Acquired Indebtedness is otherwise permitted to be incurred pursuant to
Section 6.1; or (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Subsidiary of the Company, or any customary restriction on the ability of a Subsidiary of the Company to dividend, distribute or otherwise transfer any asset which secures Indebtedness Incurred by such Subsidiary pursuant to Section 6.1(xi); (3) restrictions with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary; provided, however, that such
                                            --------  -------
restrictions apply solely to the Capital Stock or assets of such Subsidiary which are being sold; (4) customary restrictions imposed on the transfer of copyrighted or patented materials; (5) applicable law; and (6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided that the provisions relating to any such
                              --------
encumbrance or restriction in any such instrument are not more restrictive than those contained in the agreements referred to in clause (1).

     6.8   Transactions with Shareholders and Affiliates
           ---------------------------------------------

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:
(i) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; (ii) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a fair market value in excess of $1.0 million, the terms of such Affiliate Transaction shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a resolution of the Board of Directors of the Company stating that such members of the Board of Directors have determined that such transaction complies with the foregoing provisions and (iii) in the event that such Affiliate Transaction involves aggregate payments or transfers or services with a fair market value in excess of $5.0 million, the Company shall, prior to the consummation thereof, obtain the written approval of First Union with respect to the terms thereof.

     (b) The Senior Subordinated Indenture shall provide that in the event that such Affiliate Transaction involves aggregate payments, or transfer of property or services with a fair market value, in excess of $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company and the relevant Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the trustee under the Senior Subordinated Indenture.

     (c) Notwithstanding the foregoing, the restrictions set forth in paragraph (a) or (b) shall not apply to (i) transactions with or among the Company and any Wholly-Owned Subsidiary of the Company or between or among Wholly-Owned Subsidiaries; (ii) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) any transactions undertaken pursuant to any Contractual Obligations or rights set forth in Schedule E (as in effect on the Closing Date) and any renewals thereof or amendments thereto; provided, that such renewals or amendments do not materially change the rights
--------
and obligations of the Company or any of its Subsidiaries; (iv) any Investments made in compliance with clause (iv) of the definition of Permitted Investments;
(v) loans and advances to officers, directors and employees of the Company or any Subsidiary of the Company for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (vi) the entering into by the Company and any of its consolidated Subsidiaries of a tax sharing or similar arrangement and (vii) any Restricted Payment permitted to be made pursuant to Section 6.3.

     6.9   Subsidiary Stock; Borrower Restrictions
           ---------------------------------------

     (a) Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Subsidiaries in compliance with the provisions of Section 6.6, the Company will not and will not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of the Company's Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) to the Company's or to a Wholly-Owned Subsidiary of the Company, and (iii) Liens in favor of the lenders under the Senior Credit Facility; provided, that, notwithstanding the foregoing, Capital
          --------
shall, at all times prior to the reorganization of the Company as a corporation, remain a Wholly-Owned Subsidiary of the Company.

     (b) The Company will not permit Capital to acquire or hold any significant assets or other properties or engage in any business activities.

     6.10  Business Activities
           -------------------

     The Company will not, nor will it permit any Subsidiary to engage in any business other than a Permitted Business.

     6.11  Amendment or Waivers of Certain Documents
           -----------------------------------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any amendment, modification supplement or waiver with respect to any JV Transaction Document to which it or any of its Subsidiaries is a party as in effect on the date hereof or that would modify any of the provisions thereof or any of the definitions relating thereof in a manner adverse to the Lenders.

     6.12  Amendment to Charter Documents
           ------------------------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, amend their respective certificates of incorporation or formation or bylaws or operating agreements in any respect which could be materially adverse to the interests of the Lenders.

     6.13  Asset Sales
           -----------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the Company or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value (determined at the time of such Asset Sale) of the property, assets or stock that is the subject of such Asset Sale, (2) at least 85% of the consideration received therefor by the Company or such Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Subsidiary of the Company in accordance with Section 2.4A(ii)(a); provided, that Capital shall not be permitted to consummate,
             --------
directly or indirectly, any Asset Sales at any time; provided, further, that the
                                                     --------  -------
Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale or series of related Asset Sales involving, in each case, assets, stock or property with an aggregate fair market value in excess of $10.0 million without the prior approval of First Union.

     Nothing in this covenant shall be deemed to prevent the exercise of remedies by secured creditors of the Company or any Subsidiary of the Company.

     6.14  Transfer of Assets to Subsidiaries
           ----------------------------------

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a

Permitted Investment) any assets or property to any Subsidiary of the Company that is not a Guarantor.

     6.15  Sale and Leaseback Transactions
           -------------------------------

     The Company will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any Sale and Leaseback Transaction.

     6.16  Refinancing of the Bridge Loan in Part
           --------------------------------------

     The Borrowers shall not, and shall not cause or permit any of their Subsidiaries to, Incur any Indebtedness to Refinance the Bridge Loan in part other than the Demand Take-Out Notes or the Exchange Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by First Union prior to the Incurrence of any such Indebtedness; provided that no Refinancing in part shall result in the
                       --------
amount of the Bridge Loans outstanding being less than $75,000,000 and no Refinancing in part shall occur at a time when the amount of the Bridge Loans outstanding is less than $75,000,000.

SECTION 7  EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     7.1   Failure to Make Payments When Due
           ---------------------------------

     Failure to pay any installment of principal of the Bridge Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8); or failure to pay any interest on the Bridge Loan or any other amount due under this Agreement within five days or more after the date due (whether or not such payment is prohibited by Section 8); or

     7.2   Default in Other Agreements
           ---------------------------

     Failure of either of the Borrowers any of their Subsidiaries to pay at final maturity principal on one or more issues of Indebtedness or Contingent Obligations of either of the Borrowers or of any of their Subsidiaries (other than Indebtedness referred to in Section 7.1) or (B) breach or default by either of the Borrowers or any of their Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of either of the Borrowers or of any of their Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such breach or default results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in any case of (A) or (B), the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of either of the Borrowers and its Subsidiaries in respect of which there is such a failure to pay principal or which has been so accelerated equals $5,000,000 or more; or

     7.3   Breach of Certain Covenants
           ---------------------------

     Failure of the Borrowers or any of their Subsidiaries to perform or comply with any covenant, term or condition contained in (x) Section 2.4A(ii), 2.4A(iv), 5.2 or Section 6 or (y) in the Amended and Restated Commitment Letter; or

     7.4   Breach of Warranty
           ------------------

     Any representation, warranty or certification made by either of the Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by either of the Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

     7.5   Other Defaults Under Agreement or Loan Documents
           ------------------------------------------------

     The Borrowers or any of their Subsidiaries shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Section 7.1, 7.3, 7.4, 7.10, or 7.13) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Bridge Loan then outstanding of such default; or

     7.6   Involuntary Bankruptcy; Appointment of Custodian, Etc.
           ------------------------------------------------------

     A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

           (A) is for relief against either of the Borrowers or any of their Subsidiaries in an involuntary case or proceeding, or

           (B) appoints a Custodian of either of the Borrowers or any of their Subsidiaries for all or substantially all of its properties, or

           (C) orders the liquidation of either of the Borrowers or any of their Subsidiaries,

           and in each case the order or decree remains unstayed and in effect for 60 days.

     7.7   Voluntary Bankruptcy; Appointment of Custodian, Etc.
           ----------------------------------------------------

     Either of the Borrowers or any of their Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

           (A) commences a voluntary case or proceeding, or

           (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

           (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

           (E) consents to the filing of a petition in bankruptcy against it, or

           (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

     7.8   Judgments and Attachments
           -------------------------

     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against either of the Borrowers or any of their Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     7.9   Dissolution
           -----------

     Any order, judgment or decree shall be entered against either of the Borrowers or any of their Subsidiaries decreeing the dissolution or split-up of either of the Borrowers or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     7.10  Guarantee
           ---------

           (i) Any Guarantee or any provision thereof shall cease to be in full force and effect (other than in accordance with its express terms and the terms of this Agreement), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

     7.11  ERISA
           -----

     Any ERISA Event shall have occurred with respect to any Pension Plan or Multiemployer Plan of either of the Borrowers, any of their Subsidiaries or their respective

ERISA Affiliates; the Amount of Unfunded Benefit Liabilities, which, when added to the aggregate Amount of Unfunded Benefit Liabilities with respect to all other Pension Plans, exceeds the aggregate Amount of Unfunded Benefit Liabilities that existed on the Closing Date; or any event shall have occurred with respect to any Foreign Plan which results in a liability to either of the Borrowers or any of their Subsidiaries; and there shall result from any such event, events or underfunding described above the imposition of a Lien or a liability or a material risk of incurring a liability which Lien or liability in the opinion of First Union has had or could reasonably be expected to have a Material Adverse Effect; or

     7.12  Foreclosure
           -----------

     The agent under the Senior Credit Facility or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Senior Credit Facility or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure; or

     7.13  Termination of Certain Agreements
           ---------------------------------

     Either (i) CSG becomes an Affiliate of the Company or (ii) the Company transfers any Intellectual Property or tangible property incorporating any Intellectual Property, and, as a result of either (i) or (ii), the various Intellectual Property agreements between Owens Corning and the Company are terminated; or

     7.14  Amendment of Keep Well Agreement
           --------------------------------

     The Keep Well Agreement is amended or modified without the prior consent of the Agents or, with respect to the Exchange Notes, the Required Lenders.

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Bridge Loan and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers, and the commitments of the Lenders hereunder shall, thereupon terminate, and (ii) upon the occurrence of any other Event of Default, any of First Union, Warburg or a representative of the Required Lenders shall upon written notice of the holder or holders of a majority in aggregate principal amount of the Bridge Loan then outstanding, by written notice to the Borrowers and the agent under the Senior Credit Facility, declare all of the unpaid principal amount of and accrued interest on the Bridge Loan and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate; provided that if any declaration of acceleration under this Agreement occurs
--------
solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and First Union and Warburg have received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Bridge Loan, the Borrowers shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Bridge Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Bridge Notes due and payable solely by virtue of such acceleration) shall be remedied or waived pursuant to Section 12.6, then First Union shall, upon written notice of the holders of a majority in aggregate principal amount of the Bridge Loan then outstanding, by written notice to the Borrowers rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 8  SUBORDINATION

     8.1   Obligations Subordinated to Senior Indebtedness of the Borrowers
           ----------------------------------------------------------------

     The Lenders covenant and agree that payments in respect of the Obligations by the Borrowers shall be subordinated in accordance with the provisions of this
Section 8 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Senior Indebtedness of the Borrowers, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Borrowers), that the subordination is for the benefit of the holders of Senior Indebtedness of the Borrowers, and that each holder of Senior Indebtedness of the Borrowers whether now outstanding or hereafter Incurred, shall be deemed to have acquired Senior Indebtedness of the Borrowers in reliance upon the covenants and provisions contained in this Agreement. Notwithstanding anything to the contrary contained herein, any payment made by Owens Corning pursuant to the Keep Well Agreement (whether paid to the Company and applied to interest payments due under the Bridge Loan or the Exchange Notes or paid to an assignee of the Company for such application) shall not be subject to this paragraph.

     8.2   Priority and Payment Over of Proceeds in Certain Events
           -------------------------------------------------------

     (a)   Subordination on Dissolution, Liquidation or Reorganization of the
           ------------------------------------------------------------------
Borrowers.  Upon any payment or distribution of assets or securities of either
---------
of the Borrowers of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of either of the Borrowers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Borrowers (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Borrowers) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment by the Borrowers in respect of any Obligations and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of either of the Borrowers of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 8 shall be made by the Borrowers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Borrowers or their representatives to the extent necessary to pay all of the Senior Indebtedness of the Borrowers to the holders of such Senior Indebtedness of the Borrowers.

          (b) Subordination on Default on Senior Indebtedness. Upon the maturity
              -----------------------------------------------
of any Senior Indebtedness of either of the Borrowers by lapse of time, acceleration or otherwise, all Senior Indebtedness of the Borrowers then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by the Borrowers or any Person acting on behalf of the Borrowers with respect to the Obligations. No direct or indirect payment by the Borrowers or any Person acting on behalf of the Borrowers of any Obligations whether pursuant to the terms of the Bridge Loan or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Senior Indebtedness of the Borrowers) in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any Senior Indebtedness of the Borrowers and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any other Non-Payment Default with respect to the Senior Indebtedness of the Borrowers, upon the (i) receipt by First Union of written notice from the agent or representative of the holders of such Senior Indebtedness of such default or
(ii) if such Non-Payment Default results from the acceleration of the Bridge Loan, the date of the acceleration of the Bridge Loan, no such payment may be made by the Borrowers upon or in respect of the Obligations, for a period ("Payment Blockage Period") commencing on the date of receipt of such notice or the date of such acceleration and ending 179 days after receipt of such notice (unless such Payment Blockage Period shall be terminated by written notice to First Union from such agent or representative) or 179 days after the date of such acceleration, whichever is the earlier to occur (provided such Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Obligations extend beyond 179 days from the date the payment on the Obligations was due and (y) there must be 180 consecutive days in any 365-day period during which no Payment Blockage Period is in effect. For all purposes of this Section 8.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness of the Borrowers initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the agent or other representative of such Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) Rights and Obligations of the Lenders.  In the event that,
              -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agents or any Lender shall have received any payment in respect of any Obligation (other than as permitted by Sections (a) and (b) of this Section 8.2) at a time when such payment is prohibited by this Section 8.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness of the Borrowers and shall be paid over or delivered to the holders of the Senior Indebtedness of the Borrowers remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Indebtedness of the Borrowers in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Borrowers.

          If payment in respect of the Obligations is accelerated because of an Event of Default, the Borrowers shall promptly notify the agent or other representatives for Senior Indebtedness of the Borrowers of such acceleration.

          Upon any payment or distribution of assets or securities referred to in this Section 8, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Borrowers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          The Borrowers shall promptly give written notice to each of the Lenders of any default or event of default under any Senior Indebtedness of the Borrowers or under any agreement pursuant to which Senior Indebtedness of the Borrowers may have been issued, and, in the event of any such event of default, shall provide to First Union the names and addresses of the trustees or other representatives of holders of such Senior Indebtedness of the Borrowers.

          With respect to the holders and owners of Senior Indebtedness of the Borrowers, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness of the Borrowers shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness of the Borrowers or to any agent under the Senior Credit Facility or any other representative of the holders of the Senior Indebtedness of the Borrowers.

          8.3  Payments May Be Paid Prior to Dissolution
               -----------------------------------------

          Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent or delay (i) the Borrowers, except under the conditions described in Section 8.2, from making payments at any time for the purpose of making payments in respect of its Obligations, or from depositing with the Agents any moneys for such payments, or (ii) subject to Section 8.2, the application by the Agents of any moneys deposited with it for the purpose of making payments in respect of Obligations.

     8.4   Rights of Holders of Senior Indebtedness of the Borrowers Not To Be
           -------------------------------------------------------------------
Impaired
--------

     No right of any present or future holder of any Senior Indebtedness of the Borrowers to enforce subordination as provided in this Section 8 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Borrowers with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Senior Indebtedness of the Borrowers may, at any time and from time to time without impairing or releasing the subordination provided in this Section 8 or the obligations of the Lenders hereunder to the holders of Senior Indebtedness of the Borrowers, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness of the Borrowers or otherwise amend or supplement in any manner Senior Indebtedness of the Borrowers or any instrument evidencing the same or any agreement under which any Senior Indebtedness of the Borrowers is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness of the Borrowers or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Borrowers; and (iv) exercise or refrain from exercising any rights against the Borrowers and any other Person. Each Lender by purchasing or accepting a Bridge Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Borrowers and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Borrowers upon this Section 8 and the Senior Indebtedness of the Borrowers shall conclusively be deemed to have been Incurred in reliance upon this Section 8, and all dealings between the Borrowers and the holders and owners of the Senior Indebtedness of the Borrowers shall be deemed to have been consummated in reliance upon this Section 8.

     The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Borrowers.

     8.5   Subrogation
           -----------

     Upon the payment in full in accordance with the terms of Section 8.2 of all amounts payable under or in respect of the Senior Indebtedness of the Borrowers, the Lenders shall be subrogated to the rights of the holders of such Senior Indebtedness of the Borrowers to receive payments or distributions of assets of the Borrowers made on such Senior Indebtedness of the Borrowers until the Obligations shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of the Borrowers of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of such Senior Indebtedness of the Borrowers by the Lenders, shall, as between the Borrowers, its creditors other than holders of such Senior Indebtedness of the Borrowers and the Lenders, be deemed to be a payment by the Borrowers to or on account of such Senior Indebtedness of the Borrowers, it being understood that the provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness of the Borrowers, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Senior Indebtedness of the Borrowers shall not limit the Lenders' rights of subrogation under this
Section 8.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Indebtedness of the Borrowers, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness of the Borrowers at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness of the Borrowers in excess of the amount sufficient to pay all Senior Indebtedness of the Borrowers payable under or in respect of the Senior Indebtedness of the Borrowers in full in cash or Cash Equivalents in accordance with the terms of Section 8.2.

     8.6   Obligations of the Borrowers Unconditional
           ------------------------------------------

     Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair as between the Borrowers and the Lenders the obligations of the Borrowers, which are absolute and unconditional, to pay to the Lenders the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrowers other than the holders of the Senior Indebtedness of the Borrowers, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8 of the holders of such Senior Indebtedness of the Borrowers in respect of cash, property or securities of the Borrowers received upon the exercise of any such remedy.

     The failure to make a payment in respect of Obligations by reason of any provision of this Section 8 shall not prevent the occurrence of an Event of Default under Section 8.

     8.7   Lenders Authorize Agent to Effectuate Subordination
           ---------------------------------------------------

     Each Lender hereby authorizes and expressly directs the Agents on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 8 and appoints the Agents its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Borrowers (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Borrowers, the immediate filing of a claim for the unpaid balance of the Obligations in the form required in said proceedings and causing said claim to be approved. If the Agents do not file proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Borrowers are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Senior Indebtedness of the Borrowers is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Indebtedness of the Borrowers, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Borrowers.

SECTION 9  THE AGENT

     9.1   Appointment
           -----------

     Each Lender hereby irrevocably designates and appoints First Union as Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes First Union and Warburg as the Agents to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this Section 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and neither of the Borrowers nor any of their Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agent of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Borrowers or any of their Subsidiaries.

     9.2   Delegation of Duties
           --------------------

     The Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.3.

     9.3   Exculpatory Provisions
           ----------------------

     Neither of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers, any of their Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrowers, any of their

Subsidiaries or any of their respective officers to perform its or their obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agents to the Lenders or by or on behalf of the Borrowers or any of their Subsidiaries to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Bridge Loan or of the existence or possible existence of any Potential Event of Default or Event of Default.

     9.4  Reliance by Agent
          -----------------

     The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agents and the Lenders, the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     9.5  Notice of Default
          -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has actually received notice from a Lender or the Borrowers referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, as between the Agent and the Lenders unless and until
         --------
the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6  Non-Reliance on Agent and Other Lenders
          ---------------------------------------

     Each Lender expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agents hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Bridge Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and its Subsidiaries. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification
          ---------------

     The Lenders agree to indemnify the Agents in their capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agents in their capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers or any of their Subsidiaries; provided that no Lender shall be liable to the Agents for the
              --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agents. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agents be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.7 shall survive the payment in full of all Obligations.

     9.8  Agents in Their Individual Capacity
          -----------------------------------

     The Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries as though the Agents were not the Agents hereunder. With respect to the Bridge Loan made by it and all Obligations owing to it, the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not the Agents and the terms "Lender" and "Lenders" shall include the Agents in their individual capacity.

     9.9  Resignation of the Agents; Successor Agents
          -------------------------------------------

     The Agents may resign as the Agents upon 20 days' notice to the Lenders and the Borrowers. Upon the resignation of either of the Agents, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrowers (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Agents" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of an Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10  GUARANTEE

     10.1 Unconditional Guarantee
          -----------------------

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Section 11, to each of the Lenders and to the Agents and their respective successors and assigns that (i) the principal of and interest on the Bridge Loan will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Bridge Loan and all other obligations of the Borrowers to the Lenders or the Agents hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Bridge Loan or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bridge Loan or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrowers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrowers, any right to require a proceeding first against the Borrowers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Bridge Loan, this Agreement and in this Guarantee. If any Lender or the Agents are required by any court or otherwise to return to the Borrowers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrowers or any Guarantor, any amount paid by the Borrowers or any Guarantor to the Agents or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agents, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In the event of a disposition of all of the assets or all of the Capital Stock of any Guarantor, by way of sale, merger, consolidation or otherwise, such Guarantor in the event of a disposition of all of the Capital Stock or all of the assets of such Guarantor or the surviving entity (whether or not such Guarantor) in the event of a merger or consolidation will be deemed released and relieved of its obligations under its Guarantee and this Agreement and the Person acquiring or owning the assets or Capital Stock of such Guarantor (if not otherwise required to be a Guarantor pursuant to the provisions of this
Section 10.1) will not be required to enter into a Guarantee; provided, in each
                                                              --------
case, that such transaction is carried out pursuant to and in accordance with
Section 6.6, 6.9, 6.13 and 6.14.

     10.2 Subordination of Guarantee
          --------------------------

     The obligations of each Guarantor to the Lenders and to the Agents pursuant to the Guarantee of such Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Section 11.

     10.3 Severability
          ------------

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.4 Limitation of Guarantor's Liability
          -----------------------------------

     Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.
To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     10.5 Guarantors May Consolidate, etc., on Certain Terms
          --------------------------------------------------

     (a) Nothing contained in this Agreement or in the Bridge Loan shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Borrowers or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

     (b) Except as set forth in Section 6.6, nothing contained in this Agreement or in the Bridge Loan shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Borrowers or another Guarantor (whether or not affiliated with the Guarantor); provided that,
                                                                  --------
subject to Section 10.5(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Agents, executed and delivered to the Agents, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     10.6 Contribution
          ------------

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or
                                  ----- --
distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Borrowers' obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     10.7 Waiver of Subrogation
          ---------------------

     Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrowers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Borrowers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Bridge Loan shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, Section 10.2 and Section 11, forthwith be paid to the Agents for the benefit of such Lenders to be credited and applied upon the Bridge Loan, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

     10.8 Evidence Guarantee
          ------------------

     To evidence their guarantees to the Lenders set forth in this Section 10, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VII. Each such notation of Guarantee
                                   -----------
shall be signed on behalf of each Guarantor by two Officers, or an Officer and an assistant Secretary or one Officer shall sign and one Officer or an assistant Secretary (each of who shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

     10.9 Waiver of Stay, Extension or Usury Laws
          ---------------------------------------

     Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS

     11.1 Guarantee Obligations Subordinated to Guarantor Senior Indebtedness
          -------------------------------------------------------------------

     The Lenders covenant and agree that payments in respect of the obligations by a Guarantor in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") shall be subordinated in accordance with the provisions of this Section 11 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Guarantor Senior Indebtedness of such Guarantor whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor), that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter Incurred, shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

     11.2 Priority and Payment Over of Proceeds in Certain Events
          -------------------------------------------------------

     (a)  Subordination of Guarantee Obligations on Dissolution, Liquidation or
          ---------------------------------------------------------------------
Reorganization of Such Guarantor.  Upon any payment or distribution of assets or
--------------------------------
securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than a liquidation or dissolution of such Guarantor into the Company or another Guarantor), all Guarantor Senior Indebtedness of such Guarantor (including. any interest accruing subsequent to an event specified in Section
7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment with respect to any Guarantee Obligations of such Guarantor and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 11 shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representatives to the extent necessary to pay all of the Guarantor Senior Indebtedness of such Guarantor to the holders of such Guarantor Senior Indebtedness.

     (b)  Subordination of Guarantee Obligations on Default on Senior
          -----------------------------------------------------------
Indebtedness. Upon the maturity of any Guarantor Senior Indebtedness by lapse of
------------
time, acceleration or otherwise, all such Guarantor Senior Indebtedness then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by such Guarantor or any Person acting on behalf of such Guarantor with respect to the Guarantee Obligations of such Guarantor. No direct or indirect payment by any Guarantor or any Person acting on behalf of such Guarantor of any Guarantee obligations of such Guarantor whether pursuant to the terms of the Bridge Loan or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any such Guarantor Senior Indebtedness) in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any such Guarantor Senior Indebtedness and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Guarantor Senior Indebtedness. In addition, during the continuation of any other Non-Payment Default with respect to any such Guarantor Senior Indebtedness of such Guarantor, upon the earlier of (i) receipt by the Agents of written notice from the agent or representative of the holders of such Senior Indebtedness or
(ii) if such non-payment default results from the acceleration of the Bridge Loan, the date of acceleration of the Bridge Loan, no such payment may be made by such Guarantor under its Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt of such notice or the date of the acceleration referred to in clause (ii) above, as the case may be, and ending on the earlier to occur of 179 days after receipt of such written notice by the Agents (unless such Guarantor Payment Blockage Period shall be terminated by written notice to the Agents from such agent) or 179 days after the date of such acceleration, whichever is the earlier to occur (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on such Guarantee extend beyond 179 days from the date the payment on such Guarantee was due and (y) there must be 180 consecutive days in any 365-day period during which no Guarantor Payment Blockage Period is in effect. For all purposes of this Section 11.2(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Guarantor Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c)  Rights and Obligations of the Lenders. In the event that,
          -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agents or any Lender shall have received any payment in respect of any Guarantee Obligation with respect to the Bridge Loan (other than permitted by Sections (a) and (b) of this Section 11.2) at a time when such payment is prohibited by this Section 11.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Guarantor Senior Indebtedness and shall be paid over or delivered to the holders of the Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Guarantor Senior Indebtedness in accordance with the terms thereof after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

     Nothing contained in this Section 11 will limit the right of the Lenders to take any action to accelerate the maturity of the Bridge Loan pursuant to
Section 7 or to pursue any rights or remedies hereunder or otherwise.

     Upon any payment or distribution of assets or securities referred to in this Section 11, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lender for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed hereon and all other facts pertinent thereto or to this Section 11.

     The Guarantors shall promptly give written notice to each of the Lenders of any default or event of default under any Guarantor Senior Indebtedness or under any agreement pursuant to which Guarantor Senior Indebtedness may have been issued, and, in the event of any such event of default, shall provide to the Agents the names and addresses of the trustees or other representatives of holders of such Guarantor Senior Indebtedness.

     With respect to the holders and owners of Guarantor Senior Indebtedness, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 11, and no implied covenants or obligations with respect to the holders or owners of Guarantor Senior Indebtedness shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Guarantor Senior Indebtedness or to the agent under the Senior Credit Facility or any other representative of the holders of the Guarantor Senior Indebtedness.

     11.3 Payments May Be Paid Prior to Dissolution
          -----------------------------------------

     Nothing contained in this Section 11 or elsewhere in this Agreement shall prevent or delay (i) Guarantors, except under the conditions described in
Section 11.2, from making payments at any time for the purpose of making payments in respect of their respective Guarantee Obligations, or from depositing with the Agents any moneys for such payments, or (ii) subject to
Section 11.2, the application by the Agents of any moneys deposited with it for the purpose of making payments in respect of Guarantee Obligations.

     11.4 Rights of Holders of Guarantor Senior Indebtedness Not To Be Impaired
          ----------------------------------------------------------------------

     No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as provided in this Section 11 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Guarantor Senior Indebtedness may, at any time and from time to time without impairing or releasing the subordination provided in this Section 11 or the obligations of the Lenders hereunder to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which any Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Guarantor Senior Indebtedness or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person. Each Lender by purchasing or accepting a Bridge Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness upon this Section 11 and the Guarantor Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 11, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Indebtedness shall be deemed to have been consummated in reliance upon this Section 11.

     The provisions of this Section 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Guarantor Senior Indebtedness.

     11.5 Subrogation
          -----------

     Upon the payment in full in accordance with the terms of Section 11.2 of all amounts payable under or in respect of Guarantor Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantors made on such Guarantor Senior Indebtedness until the Guarantee Obligations shall be paid in full in cash or Cash Equivalents and for purposes of such subrogation no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 11, and no payment over pursuant to the provisions of this Section 11 to holders of such Guarantor Senior Indebtedness by the Lenders, shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this
Section 11 are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Guarantor Senior Indebtedness shall not limit the Lenders' rights of subrogation under this
Section 11.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 11 shall have been applied, pursuant to the provisions of this Section 11, to the payment of all amounts payable under the Guarantor Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding the full amount of any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all Guarantor Senior Indebtedness payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents in accordance with the terms of Section 11.2.

     11.6 Obligations of the Guarantors Unconditional
          -------------------------------------------

     Nothing contained in this Section 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair as between the Guarantors and the Lenders the obligations of the Guarantors, which are absolute and unconditional, to pay to the Lenders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

     The failure to make a payment in respect of Guarantee Obligations by reason of any provision of this Section 11 shall not prevent the occurrence of an Event of Default under Section 7.

     11.7 Lenders Authorize Agent to Effectuate Subordination
          ---------------------------------------------------

     Each Lender hereby authorizes and expressly directs the Agents on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 11 and appoints the Agents its attorney in fact for such purpose including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of the Guarantee Obligations in the form required in said proceedings and causing said claim to be approved. If the Agents do not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders In the event of any such proceeding, until the Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Guarantor Senior Indebtedness, no Lender shall waive, settle or compromise any such claim or claims relating to the Guarantee Obligations that such Lender now or hereafter may have against the Guarantors.

SECTION 12  MISCELLANEOUS

     12.1 Representation of the Lenders
          -----------------------------

     Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Bridge Loan hereunder for its own account or the account of its affiliates in the ordinary course of such business.

     12.2 Participations in and Assignments of Bridge Loan
          ------------------------------------------------

     A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Bridge Notes or its Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Bridge Loan or any Bridge Loan Commitment authorized under this Section 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit VIII hereto; provided that (i) at such time Section 2.1A
            ------------         --------
shall be deemed modified to reflect the Bridge Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Bridge Notes, new Bridge Notes will be issued, at the Borrowers' expense to such new Lender and to the assigning Lender, such new Bridge Notes to be in conformity with the requirements of Section 2.1D (with appropriate modifications) to the extent needed to reflect the revised Bridge Loan Commitment, and (iii) First Union shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until
--------  -------
recorded by First Union on the Register pursuant to Section 5.12. To the extent of any assignment pursuant to this Section 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Bridge Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Bridge Notes or Bridge Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 12.2A to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701 (a) (30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Borrowers and the Agents the appropriate Internal Revenue Service Forms (and, if applicable a Section 12.2E(ii) Certificate) described in Section 12.2E.

     B. Each Lender may grant participations in all or any part of its Bridge Notes or its Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee.

     C. The Borrowers shall, at their own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Bridge Loan as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 12.2.

     D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Bridge Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701 (a) (30) of the Internal Revenue Code) agrees to deliver to the Borrowers and the Agents, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Bridge Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c) (3) (A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (X) a certificate substantially in the form of Exhibit IX hereto (a "Section 12.2E(ii) Certificate") and (Y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Bridge Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Agents two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or a Section 12.2E(ii) Certificate and Form W-8 (or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Bridge Note, or it shall immediately notify the Borrowers and the Agents of its inability to deliver any such form or certificate; provided,
                                                                     --------
however, that the Lender shall not be obligated to complete and deliver any form
-------
requiring disclosure of information or statements that it considers to be confidential or otherwise disadvantageous to disclose. Subject to the immediately succeeding sentence, and notwithstanding Section 12.19, the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701 (a) (30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 12.2E, the Borrowers agree to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     12.3 Expenses
          --------

     Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Borrowers (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Borrowers' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the actual and reasonable fees, expenses and disbursements of Cleary, Gottlieb, Steen & Hamilton in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Bridge Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all actual and reasonable costs and expenses (including actual and reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) incurred by the Lenders or the Agents in enforcing any Obligations of or in collecting any payments due from the Borrowers, Owens Corning, any Guarantors hereunder or under the Bridge Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     12.4 Indemnitee
          ----------

     In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to indemnify, pay and hold each of the Lenders and the Agents, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the actual and reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Amended and Restated Commitment Letter, the Lenders' agreements to make the Bridge Loan or the use or intended use of any of the proceeds of the Bridge Loan hereunder or the issuance of the Exchange Notes or the Take-Out Securities including, without limitation, any Environmental Liabilities and Costs or the breach of any representation, warranty or covenant in this Agreement (the "Indemnified Liabilities"); provided, that the Borrowers shall have no
                            --------
obligation to an Indemnitee hereunder with respect to Indemnified Liabilities
(i) to the extent such liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from
(A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or
(C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     12.5 Setoff
          ------

     Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, the Agents and each subsequent holder of any Bridge Note is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Borrowers or the Borrowers against and on account of the obligations and liabilities of the Borrowers to such Person or such subsequent holder under this Agreement and the Bridge Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Bridge Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Bridge Loan and its Bridge Notes and other amounts due hereunder to be due and payable as permitted by Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     12.6 Amendments and Waivers
          ----------------------

     No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Bridge Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of Registration Rights Agreement, or the form of the Senior Subordinated Indenture or consent to any departure by the Borrowers or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Borrowers or such Guarantor, as the case may be, and the Agents and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Borrowers addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Senior Credit Facility or any other Contractual Obligation of the Borrowers in respect of Indebtedness for money borrowed or other material agreement of the Borrowers otherwise known to such counsel after reasonable inquiry; provided that, notwithstanding the third sentence of Section 12.15,
         --------
without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Bridge Notes any Guarantee or, prior to the execution and delivery thereof, of the form of Registration Rights Agreement, or the form of the Senior Subordinated Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Bridge Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Bridge Note; (iii) reduce the principal amount of any Bridge Note; (iv) make any Bridge Note payable in money other than that stated in the Bridge Note; (v) make any change in Section 2.4A(iv) or in the definition of Change of Control (it being understood that this clause (v), as such clause may appear in the Senior Subordinated Indenture, shall omit references to

Section 2.4A(iv) and the definition of Change of Control (it being understood that this clause (v), as it shall appear in the Senior Subordinated Indenture, shall omit references to Section 2.4A(iv) hereto, as such as such Section shall appear in the Senior Subordinated Indenture and Change of Control) in the last paragraph of Section 7 or in Section 8.5, 11.5 or 12.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; (vii) modify the provisions of Section 8 or any of the defined terms related thereto in any manner adverse to the Lenders; or (viii) waive performance by the Borrowers of their obligations under, or consent to any departure from any of the terms and provisions of, Section 2.4A(iv) (it being understood that this clause (viii) shall be omitted from the Senior Subordinated Indenture); and provided, further, that without the consent of the Agents, no
                --------  -------
such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agents or any other provision of this Agreement as it relates to the rights or obligations of the Agents. No amendment, modification or waiver of any provision of this Agreement, the Bridge Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Indebtedness or the holders of Guarantor Senior Indebtedness without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.6 shall be binding upon each holder of the Bridge Notes at the time outstanding, each further holder of the Bridge Notes, and, if signed by the Borrowers or a Guarantor, on the Borrowers and such Guarantor.

     12.7 Independence of Covenants
          -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     12.8 Entirety
          --------

     The Loan Documents and the Amended and Restated Commitment Letter embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     12.9 Notices
          -------

     Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided
                                                                      --------
that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto

(until notice of a change thereof is delivered as provided in this Section 14.9) shall be set forth under each party's name on the signature pages hereto.

     12.10  Survival of Warranties and Certain Agreements
            ---------------------------------------------

     A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Amended and Restated Commitment Letter, the making of the Bridge Loan hereunder and the execution and delivery of the Bridge Notes and, notwithstanding the making of the Bridge Loan, the execution and delivery of the Bridge Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 12.3, 12.4, 12.12, 12.15, 12.17, 12.19, 12.20, 12.22 and 12.23 shall survive the payment of the Bridge Loan and the Bridge Notes and the termination of this Agreement.

     12.11  Failure or Indulgence Not Waiver; Remedies Cumulative
            -----------------------------------------------------

     No failure or delay on the part of the Agents or any Lender or any holder of any Bridge Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Bridge Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Bridge Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

     12.12  Severability
            ------------

     In case any provision in or obligation under this Agreement, under a Guarantee or the Bridge Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     12.13  Headings
            --------

     Section and Sub-section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     12.14  Applicable Law
            --------------

     THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     12.15  Successors and Assigns; Subsequent Holders of Bridge Notes
            ----------------------------------------------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Bridge Notes pursuant to Section 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee which becomes a Lender pursuant to Section 12.2A, all subject to the terms and conditions hereof. Except as provided in Section 12.6, in determining whether the holders of a sufficient aggregate principal amount of the Bridge Loan shall have consented to any action under this Agreement, any amount of the Bridge Loan owned or held by the Borrowers any Guarantor or any of their respective Affiliates shall be disregarded. The Borrowers' rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

     12.16  Counterparts; Effectiveness
            ---------------------------

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agents or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agents will give the Borrowers and each Lender prompt notice of the effectiveness of this Agreement.

     12.17  Consent to Jurisdiction; Venue; Waiver of Jury Trial
            ----------------------------------------------------

     A. Any legal action or proceeding with respect to this Agreement, any Bridge Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Bridge Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 14.9, such service to become effective 30 days after such mailing To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any

Bridge Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commerce legal proceedings or otherwise proceed against any party in any other jurisdiction.

     B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Bridge Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Bridge Notes or the Guarantees or the transactions contemplated hereby or thereby.

     12.18  Payments Pro Rata
            -----------------

     A. The Agents agree that promptly after its receipt of each payment of any interest or premium on or principal of the Bridge Notes from or on behalf of the Borrowers or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

     B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Bridge Loan of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrowers to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of
                                      --------
such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.19  Taxes
            -----

     A. Each payment by the Borrowers or a Guarantor under this Agreement or under any of the other Loan Documents shall, except as required by law, be made without withholding or deduction for or on account of any and all present or future Taxes. If any Taxes are required to be withheld or deducted from any such payment, the Borrowers (or, if the payment is made by a Guarantor, such Guarantor) shall give notice to the Agents (which shall promptly provide a copy to each Lender) and shall pay such additional amounts as may be necessary to ensure that the net amount actually received by each Lender and the Agents after such withholding or deduction is equal to the amount that each Lender and the Agents would have received had no such withholding or deduction been required, provided, however,
                                                             --------  -------
that no such additional amounts shall be payable in respect of (i) in the case of each Lender and the Agents, any Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized (unless such Taxes are imposed solely because the payment was made by a Guarantor and would not have been imposed had such payment instead been made by the Borrowers) or (ii) any Taxes imposed on a payee by reason of such payee's failure or inability to comply with the provisions of Section 12.2E of this Agreement.

     B. The Borrowers shall pay all Taxes referred to in Section 12.19A before penalties are payable or interest accrues thereon, but if any such penalties are payable or interest accrues, the Borrowers shall make payment thereof when due to the appropriate governmental authority.

     C. The Borrowers shall pay any present or future stamp, transfer or documentary taxes or any other excise or property taxes, charges or similar levies, and any penalties, additions to tax or interest due with respect thereto, that may be imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrowers hereunder or under any of the other Loan Documents or in connection with the execution, delivery or registration of this Agreement or any of the other Loan Documents.

     D. If any Lender or the Agents pay any Taxes or other amounts that the Borrowers, Owens Corning or a Guarantor are required to pay pursuant to this
Section 12.19, the Borrowers shall indemnify it on demand in full in the currency in which such Taxes or other amounts are paid, whether or not such Taxes were correctly or legally asserted, on an after-tax basis together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum determined in accordance with Section 2.2.

     E. The Borrowers shall furnish to the Agents and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes made by the within 30 days after each such payment of taxes.

     F. The provisions of this Section 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

     12.20  Waiver of Stay, Extension or Usury Laws
            ---------------------------------------

     The Borrowers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrowers from paying all or any portion of the principal of or interest on the Bridge Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrowers hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

     12.21  Requirements of Law
            -------------------

     (a) The Borrowers shall pay to the each Lender on demand the amount such Lender reasonably determines to be necessary to compensate it fully for all costs incurred and reductions in amounts received or receivable that are attributable to the Bridge Loans made by such Lender hereunder or the performance by such Lender of its obligations under this Agreement and that occur by reason of the adoption of, or any change in, any law, regulation or treaty or in the application or interpretation thereof or compliance by such Lender with any direction, requirement or request of any governmental authority, including, without limitation, any such cost or reduction resulting from (a) the imposition, amendment or change in the application or basis of any Taxes other than (i) any Taxes referred to in Section 12.19A required to be withheld or deducted from payments by the Borrowers, Owens Corning or a Guarantor or (ii) any Taxes imposed on or measured by the net income of such Lender and imposed by the jurisdiction in which such Lender's principal office is situated, (b) the imposition or amendment of any reserve, special deposit or similar requirement against assets of, liabilities of, deposits with or for the account of, or loans by, such Lender or (c) the imposition or amendment of any capital requirements that have the effect of reducing the rate of return on such Lender's capital as a consequence of the Bridge Loan made by such Lender hereunder to a level below that which it could have achieved but for such adoption, change or compliance.

     (b) The Borrowers shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 12.21 unless such Lender has given written notice to the Borrowers, through the Agents, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Borrowers under this Section 12.21, the Borrowers may, by notice to such Lender (with a copy to the Agents), suspend the obligation of such Lender thereafter to make or continue Bridge Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such
                                                           --------
suspension shall not affect the right of such Lender to receive the compensation so requested.

     12.22  Confidentiality
            ---------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Borrowers in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrowers that (i) in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Bridge Loan or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, that unless
                                                     --------
specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) a Lender may share with any of its Affiliates, and such Affiliates may share with any Lender, any information related to the Borrowers or any of their Affiliates (including information relating to creditworthiness), the JV Transactions or the financing therefor; and provided,
                                                                      --------
further, that in no event shall any Lender be obligated or required to return
-------
any materials furnished by the Borrowers or any of their Subsidiaries. In connection with any sales, assignments or transfers referred to in Section 12.2A, a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Borrowers, that such parties will comply with this Section 12.22.

     12.23  Compensation
            ------------

     The Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Bridge Loan but excluding loss of anticipated profit with respect to any Bridge Loan) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agents) a borrowing of the Bridge Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrowers);
(ii) if any repayment of the Bridge Loan occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Bridge Loan is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of any other default by the Borrowers to repay its Bridge Loan when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this Section 12.23 shall be made as though that Lender had actually funded the Bridge Loan utilizing the Applicable LIBOR Based Rate, through the purchase of a LIBOR rate deposit bearing interest at the Applicable LIBOR Based Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                 BORROWERS:


                                    ADVANCED GLASSFIBER YARNS LLC


                                 By:/s/ Robert B. Fisher
                                    -----------------------------
                                    Name:  Robert B. Fisher
                                    Title:  President


                                 Notice Address:


                                    2556 Wagener Road
                                    Aiken, South Carolina  29801
                                    Attention:  Robert B. Fisher


                                 Telephone: (803) 648-8351
                                 Telecopy:  (803) 643-1190

                                    AGY CAPITAL CORP.


                                 By:/s/ Robert B. Fisher
                                    -----------------------------
                                    Name:  Robert B. Fisher
                                    Title: President


                                 Notice Address:

                                    2556 Wagener Road
                                    Aiken, South Carolina  29801
                                    Attention:  Robert B. Fisher


                                 Telephone: (803) 648-8351
                                 Telecopy:  (803) 643-1190

                                   CO-AGENT:


                                     FIRST UNION INVESTORS, INC.
                                     as co-agent

                                   By:/s/ Rick Fogg
                                      -----------------------------------
                                      Name: Rick Fogg
                                      Title: Director


                                   Notice Address:

                                      301 South College Street TW-10
                                      Charlotte, NC  28288-0604
                                      Attention:  Kevin Smith


                                   Telephone:  (704) 383-0506
                                   Telecopy:   (704) 383-9527

                                   LENDER:


Commitment:                          FIRST UNION INVESTORS, INC.

                                   By:/s/ Rick Fogg
                                      -----------------------------------
                                      Name: Rick Fogg
                                      Title: Director


                                   Notice Address:

                                      301 South College Street TW-10
                                      Charlotte, NC  28288-0604
                                      Attention:  Kevin Smith


                                   Telephone:  (704) 383-0506
                                   Telecopy:   (704) 383-9527

                                 LENDER:




                                    WARBURG DILLON READ LLC


                                 By:/s/ Warren M. Eckstein
                                    -------------------------------------
/s/ M. R. Grayer                    Name:   Warren M. Eckstein
Michael R. Grayer                   Title : Managing Director
Managing Director
Leveraged Finance

                                 Notice Address:


                                    535 Madison Avenue
                                    New York, New York  10022
                                    Attention:  Warren Eckstein


                                 Telephone:  (212) 906-7288
                                 Telecopy:   (212) 906-7727


                                 UBS AG Stamford Branch


                                 By:/s/ Thomas R. Salzano
                                    -------------------------------
                                    Name:   Thomas R. Salzano
/s/ M. R. Grayer                    Title : Associate Director
Michael R. Grayer                           Loan Portfolio Support U1
Managing Director
Leveraged Finance


                                 Notice Address:

                                    677 Washington Boulevard
                                    Stamford Connecticut  06912
                                    Attention:  Lara Kavanaugh


                                 Telephone:    (203) 719-4181
                                 Telecopy:     (203) 719-4176

                                    CO-AGENT:


                                         WARBURG DILLON READ LLC
                                         as co-agent


  /s/ M. R. Grayer                    By:/s/ Warren M. Eckstein
  Michael R. Grayer                    -----------------------------------
  Managing Director                   Name:  Warren M. Eckstein
  Leveraged Finance                   Title: Managing Director


                                    Notice Address:

                                      535 Madison Avenue
                                      New York, New York  10022
                                      Attention:  Warren Eckstein


                                    Telephone:    (212) 906-7288
                                    Telecopy:     (212) 906-7727